Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-286961

PROSPECTUS SUPPLEMENT

(to Prospectus dated May 14, 2025)

ALPHATON CAPITAL CORP

Up to $18,473,482

Ordinary Shares

This prospectus supplement replaces the prospectus supplement of our company, filed with the Securities and Exchange Commission on September 3, 2025, for the purpose of increasing the amount of our ordinary shares that we are able to sell pursuant to the registration statement of which this prospectus supplement is a part.

We have entered into an At The Market Offering Agreement, or the Sales Agreement, with Chardan Capital Markets, LLC, or the Sales Agent, relating to our ordinary shares, no par value, offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our ordinary shares having an aggregate offering price of up to $18,473,482 from time to time through the Sales Agent, acting as sales agent or principal.

Our ordinary shares are listed on the Nasdaq Capital Market, under the symbol “ATON.” On October 8, 2025, the last reported sales price of our ordinary shares on the Nasdaq Capital Market was $10.91 per share.

Upon our delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, sales of our ordinary shares, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be "at the market offering" as defined in Rule 415(a)(4) promulgated under the U.S. Securities Act of 1933, as amended, or the Securities Act, including without limitation sales made directly on or through the Nasdaq Capital Market, or any other existing trading market in the United States for our ordinary shares, sales made to or through a market maker other than on an exchange or otherwise, directly to the Sales Agent as principal in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices or in any other method permitted by law. The Sales Agent is not required to sell any number or dollar amount of our ordinary shares but will act as a sales agent and will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market and pursuant to the terms and conditions set forth in the Sales Agreement. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay the Sales Agent a total commission for its services in acting as agent in the sale of ordinary shares up to 3.0% of the gross sales price per share of all the ordinary shares sold through the Sales Agent as agent under the Sales Agreement. See "Plan of Distribution" for information relating to certain expenses of the Sales Agent to be reimbursed by us.

In connection with the sale of the ordinary shares on our behalf, the Sales Agent will be deemed to be an "underwriter" within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act and the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act. This offering pursuant to this prospectus supplement will terminate upon the earlier of (1) the sale of ordinary shares pursuant to this prospectus supplement having an aggregate sales price of $18,473,482, and (2) the termination by us or the Sales Agent of the Sales Agreement pursuant to its terms.

The aggregate market value of our outstanding ordinary shares held by non-affiliates, or the public float, as of the date hereof pursuant to General Instruction I.B.5. of Form F-3, is approximately $63,921,635, which was calculated based upon 5,858,995 outstanding ordinary shares held by non-affiliates at a price of $10.91 per share, the closing price of our ordinary shares on August 22, 2025 (which was the highest closing sale price of our ordinary shares on the Nasdaq Capital Market within 60 days prior to the date hereof).

We have sold 187,500 ordinary shares for gross proceeds of $2,833,729 pursuant to General Instruction I.B.5 of Form F-3 during the 12 calendar months prior to and including the date of this prospectus supplement. Accordingly, based on our public float of $63,921,635, as of the date hereof, and in accordance with General Instruction I.B.5 of Form F-3, we may sell our securities in a public primary offering with a value not to exceed $18,473,482 (which is less than one-third of our public float equal to $21,307,211, less $2,833,729 received for the sale of 187,500 ordinary shares sold within the prior twelve months pursuant to the registration statement of which this prospectus supplement is a part) in any 12-month calendar period.

Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million.

Investing in our securities involves a high degree of risk. See the sections of this prospectus supplement and the accompanying prospectus entitled "Risk Factors" beginning on page S-8 of this prospectus supplement, page 4 of the accompanying prospectus, and any applicable prospectus supplement and under similar sections in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Chardan

The date of this prospectus supplement is October 8, 2025

PROSPECTUS

ABOUT THIS PROSPECTUS

This prospectus supplement and the accompanying base prospectus are part of a "shelf" registration statement on Form F-3 (File No. 333-286961) that we filed with the U.S. Securities and Exchange Commission, or the SEC, and was declared effective by the SEC on May 14, 2025. This prospectus supplement and the accompanying base prospectus relate to an "at the market" offering of our ordinary shares. Before buying any of the ordinary shares offered hereby, we urge you to read carefully this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled "Where You Can Find More Information" and "Incorporation of Certain Information by Reference." These documents contain important information that you carefully should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our ordinary shares and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part, the accompanying base prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to "this prospectus," we are referring to both parts of this document combined. The information included or incorporated by reference in this prospectus supplement also adds to, updates, and changes information contained or incorporated by reference in the accompanying base prospectus. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying base prospectus and the documents incorporated by reference therein.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus. We have not, and the Sales Agent has not, authorized anyone to provide you with different or additional information, or to make any representations other than those contained in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus. We and the Sales Agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell or solicitations to buy our ordinary shares in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should assume that the information in this prospectus supplement and the accompanying base prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying base prospectus or the time of any sale of our ordinary shares. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the section entitled "Where You Can Find More Information."

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, contain references to trademarks, trade names and service marks. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to such trademarks, trade names and service marks. We do not intend our use or display of other entities' trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entities.

S-1

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus supplement to "AlphaTON Capital," "the company," "we," "us," "our" and similar references refer to AlphaTON Capital Corp (formerly known as Portage Biotech Inc.), a company established under the laws of the British Virgin Islands, and where appropriate our consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying base prospectus contains "forward-looking statements" that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. The statements contained in this prospectus supplement and the accompanying base prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the "Securities Act," and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are often identified by the use of words such as, but not limited to, "anticipate," "believe," "can," "continue," "could," "estimate," "expect," "intend," "may," "plan," "project," "seek," "should," "strategy," "target," "will," "would" and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in this section of this prospectus supplement titled "Risk Factors." Furthermore, such forward-looking statements speak only as of the date of this prospectus supplement. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

Please consider our forward-looking statements in light of those risks as you read this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into this prospectus. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should not assume that the information contained in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying base prospectus, as applicable, and that any information incorporated by reference into this prospectus supplement or the accompanying base prospectus is accurate as of any date other than the date of the document so incorporated by reference. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this Note. Before purchasing any of our ordinary shares, you should consider carefully all of the factors set forth or referred to in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference that could cause actual results to differ.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying base prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our ordinary shares. You should read this entire prospectus supplement and the accompanying base prospectus carefully, including the "Risk Factors" sections contained in this prospectus supplement and the accompanying base prospectus, our financial statements and the related notes thereto and the other documents incorporated by reference in this prospectus supplement and the accompanying base prospectus.

Business Overview

We have two lines of business. On September 25, 2025, we closed a private placement offering of ordinary shares and pre-funded warrants of approximately $36,200,000 in gross proceeds, to be able to enter into the digital asset industry with a focus on The Open Network (TON) token. Since 2019, we have been engaged in researching and developing immune oncology treatments.

Digital Asset Business

The Company's entry into the digital asset industry seeks to capitalize on the current change in regulation relating to, and the growing investor and consumer appetite for, digital assets; in particular The Open Network (TON) token. We believe that there is a current unique opportunity to invest in TON token by means of direct acquisition and long-term holding as a core treasury asset. This opportunity is founded on the increasing adoption of decentralized networks, the technological advancements underlying TON, and the expanding use cases for blockchain-based assets.

The TON token is an especially compelling digital asset because it is currently the exclusive blockchain partner for the Telegram app, which is one of the top 10 most popular apps globally, hosting over 1 billion monthly active users. This partnership positions TON to be at the center of a vast and active user base, providing significant potential for ecosystem growth, adoption, and utility. The scalable architecture of TON, combined with its active developer community and integration with a major global platform like Telegram, enhances its prospects for broad adoption and long- term value creation.

Our objective through holding TON tokens is to provide shareholders with exposure to the potential appreciation of the TON token and to participate in the development of the TON ecosystem. To achieve this, our general strategy for deploying our working capital is to immediately allocate almost all of our net cash proceeds from the Offering to the purchase of TON tokens, with the remaining amount reserved for operational expenses and liquidity needs. We will acquire TON tokens through transactions on digital asset exchanges and through over-the-counter (OTC) arrangements, and direct purchases from qualified sellers, as appropriate. Our initial capital will be deployed immediately upon availability, ensuring prompt exposure to the TON token. Notwithstanding our objective, our acquisition of TON tokens may be influenced by market liquidity, regulatory considerations, or operational factors. We may also be limited by certain protocols being established by Telegram with respect to public companies holding TON. We may also maintain a small portion of our capital in cash or cash equivalents to manage ongoing operational expenses.

In addition to our initial deployment, we plan to continue to raise funds to grow our treasury through private investment in public equity (PIPE) transactions, at-the-market (ATM) offerings, public offerings, institutional debt, and other financings. These ongoing capital-raising efforts will support the continued accumulation of TON tokens as part of our yield-bearing treasury strategy.

The Company will implement a treasury strategy centered on acquiring TON tokens and actively managing network infrastructure, while developing, incubating and accelerating applications within Telegram’s ecosystem. Through these actions, the company will support the development and security of decentralized technologies within Telegram’s billion-user ecosystem and its exclusive blockchain partner, TON. We will design and use liquidity management strategies for our cryptocurrency holdings, including staking protocols and yield optimization, as applicable. We intend to design and implement diversified digital asset portfolio allocation models as prudent in relation to our TON holdings so that we can manage risk and respond to evolving market conditions. We will conduct a regular review of emerging decentralized finance (“DeFi”) protocols and yield-generating opportunities for TON with institutional safeguards so as to enhance returns while maintaining appropriate risk controls and compliance with applicable regulations.

Immune-Oncology Treatment Research and Development

In our immune-oncology activities, we have been seeking to advance treatments that we believe will be first-in-class therapies that target known checkpoint resistance pathways to improve long-term treatment response and quality of life in patients with invasive cancers.

We attempt to source and develop early-to mid-stage treatments that we believe will be first-in-class therapies for a variety of cancers, by funding, implementing viable, cost-effective product development strategies, clinical counsel/trial design, shared services, financial and project management to enable efficient, turnkey execution of commercially informed development plans. Our drug development focuses on product candidates or technologies based on biology addressing known resistance pathways/mechanisms of current checkpoint inhibitors with established scientific rationales.

S-3

At this time, the company has limited capital to fund its immune-oncology business activities. The company and its management have been exploring different funding alternatives. As a result of the September 2025 private placement, it has limited capital specifically to further examine its immune-oncology business research, patents and overall business direction to determine what aspects should be pursued. There is no assurance that there will be sufficient capital available for its immune-oncology activities, or available on satisfactory terms, to enable the company to continue its immune-oncology business.

The company also is exploring strategic alternatives for its immune-oncology business activities, which may include finding a partner for one or more of its assets, a sale of that portion of the company, sale of identified assets, a merger of some of the research subsidiaries, corporate restructurings both in and out of court, further financing efforts directed specifically for the immune-oncology business or other strategic actions.

Corporate Information

We were originally incorporated in Ontario, Canada, on April 9, 1973. The company was inactive until 1985. Then between 1986 and 2012, the company was engaged in variety of businesses.

On July 5, 2013, the company changed its name to Portage Biotech Inc. and moved its jurisdiction from Ontario, Canada, to the British Virgin Islands (BVI) under a certificate of continuance issued by the Registrar of Corporate Affairs of the BVI. On August 11, 2025, the company changed its name to AlphaTON Capital Corp.

The company is a BVI business company limited by shares with its registered office located at Clarence Thomas Building, P.O. Box 4649, Road Town, Tortola, BVI. Its United States agent is Andrea Park, the Chief Financial Officer of the company, whose business address is 1111B S Governors Ave., Ste 25907, Dover, Delaware 19904.

We currently are a foreign private issuer under the SEC rules. On February 25, 2021, our ordinary shares began trading on the Nasdaq Capital Market. As the principal market for our ordinary shares is Nasdaq, we voluntarily delisted our ordinary shares from the Canadian Securities Exchange on April 23, 2021, where our ordinary shares had been trading.

During 2018 we acquired a majority interest in SalvaRx Group plc. In January 2019, we completed the acquisition of SalvaRx Group plc, which resulted in it becoming a wholly owned subsidiary. SalvaRx Group plc had full or partial ownership of four immune-oncology companies including iOx Therapeutics (“iOx”) that were developing nine product candidates. Since then, development of each of these candidates has been suspended.

On July 18, 2022, SalvaRx, entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with each of the minority shareholders of iOx (the “Sellers”) resulting in the acquisition of the outstanding non-controlling ownership interest (approximately 22%) of iOx, which had been developing our iNKT engager platform until we decided to pause further development earlier in 2025.

On July 1, 2022, we acquired Tarus Therapeutics, Inc., a Delaware corporation advancing adenosine receptor antagonists for the treatment of solid tumors. On March 1, 2023, we, through Tarus, entered into a clinical service agreement with a third-party service provider. The term of the agreement is through February 20, 2026 or the completion of provision of services and the payment of contractual obligations or until the agreement is terminated for any reason and without cause on giving ninety (90) days' prior written notice of termination.

Recent Change in Management

The company is being lead by CEO, Brittany Kaiser, a globally recognized expert in data rights and digital assets, Executive Chairman and CIO, Enzo Villani, co-founder of Nasdaq Global Corporate Solutions, and Chief Business Development Officer Yury Mitin of RSV Capital, AlphaTON Capital combines deep expertise in blockchain technology, public markets, and ecosystem development. The company's advisory network includes industry leaders Anthony Scaramucci (SkyBridge Capital), Michael Terpin (author of "The Bitcoin Supercycle"), and Jaime Rogozinski (founder of Wall Street Bets).

Recent Financing Arrangements

On September 2, 2025, the company entered into securities purchase agreements (the “Purchase Agreements”) with accredited investors (the “Purchasers”) pursuant to which the company agreed to sell and issue to the Purchasers certain of its securities in a private placement offering (the “Private Placement”).

The company sold an aggregate of: (i) 3,066,061 ordinary shares, no par value per share (the “Ordinary Shares”), at a price of $5.73 per Ordinary Share, and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase 3,258,466 Ordinary Shares (the “Pre-Funded Warrant Shares”) at a price of $5.729 per Pre-Funded Warrant. Each Pre-Funded Warrant is exercisable for one Ordinary Share at the exercise price of $0.001 per Pre-Funded Warrant Share, is immediately exercisable, and may be exercised at any time until all of the Pre-Funded Warrants issued in the Private Placement are exercised in full. The company raised gross proceeds of approximately $3,271,657.60 in cash, and contributions of digital currencies with an accepted value of $32,964,648.78. The investors have been granted registration rights, the registration statement for which is to be filed with the Securities and Exchange Commission within 15 days of closing. The company intends to use approximately four million from the Private Placement for its legacy business, working capital and repayment of current accounts payable, with the remaining funds to be used to enter into the digital asset industry to capitalize on the current change in regulation relating to and the growing investor and consumer appetite for digital assets, in particular The Open Network (TON) token.

In connection with the Private Placement, the company entered into side letters (each a “Side Letter”) with certain investors who contributed TON or other forms of cryptocurrency as consideration for the Ordinary Shares sold in the Private Placement. The side letters granted an irrevocable right and option to these investors to require the company to repurchase all the ordinary shares received by the investors in exchange for the digital currency consideration initially provided by the investors to the company. The put option period varies from six to twelve months, depending on the investor, after the closing of the Private Placement.

S-4

On August 30, 2025, the company entered into a credit facility, as amended, with BitGo Prime LLC (“BitGo”), which is also affiliated with our crypto currency custodian. The credit facility is for six months, but the parties have agreed to negotiate an extension of the availability period as necessary. The BitGo credit facility is for a maximum of $35,000,000. There is a 2% origination fee to be paid upon initial draw with a minimum of $250,000 and 1% upon subsequent draws. Each borrowing will bear an annualized loan fee amount of 14.75%, payable monthly, accruing daily. The outstanding balance will bear a late fee of an annualized 12% and an early termination fee of 20% of the loan fee amount. Unless there is permitted prepayment rights, there are prepayment penalties. The credit facility will be secured by TON that the company holds deposited with BitGo Trust as follows: 200% of the drawn portion of the loan. The use of proceeds is for the acquisition of additional TON tokens. The availability of credit is based on an initial collateral of 200% of the drawn portion of the loan, a margin requirement of 175% and liquidation level of 150%. The company is to repay the credit facility at the maturity date of a borrowing unless new loan terms are negotiated by the company and BitGo.

The credit facility can be terminated by BitGo upon the occurrence of certain termination events specified in the agreement, such as the company’s assets minus liabilities being less than $40,000,000 as of the end of any calendar month. Upon notice of a termination event, any remaining balance is due and payable within one business day. The credit facility agreement contains representations and warranties and affirmative and negative covenants customary for financings of this type, as well as customary events of default. As of the date hereof, the company has not taken down any amount from the credit facility.

From these financing transactions, the company acquired its first significant treasury tranche of approximately $30 million of TON.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended. As such, we are exempt from certain provisions applicable to U.S. domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we and our officers, directors and significant shareholders owning 10% or more of our equity are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

S-5

THE OFFERING

Ordinary shares to be offered pursuant to this prospectus supplement	Up to $18,473,482 of our ordinary shares, subject to the “baby-shelf” limitations.

Ordinary shares outstanding as of October 8, 2025	5,881,902 ordinary shares.

Ordinary shares to be outstanding after the offering	Up to an indeterminant number of ordinary shares depending on the number of shares sold from time to time.

Manner of offering	“At the market offering” as defined in Rule 415(a)(4) under the Securities Act, that may be made from time to time on the Nasdaq Capital Market, the existing trading market for our ordinary shares, through the Sales Agent as sales agent or principal. See “Plan of Distribution” on page S-23 of this prospectus supplement.

Use of Proceeds

The amount of proceeds from this offering will depend upon the number of our ordinary shares sold and the market price at which they are sold. Because there is no specified offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use a substantial amount of the net proceeds from this offering to purchase TON tokens. We intend to use the remainder of the net proceeds from this offering to service our debt obligations and for capital expenditures, working capital and general corporate purposes. The amounts actually spent for these purposes may vary significantly and will depend on a number of factors, including our operating costs. While we have no present understandings, commitments or agreements to enter into any potential acquisitions, we may also use a portion of the net proceeds for the acquisition of, or investment in, the TON and Telegram ecosystem, including gaming, DeFi and business applications. Proceeds that are in cash may also be used to purchase a variety of securities, such as commercial paper, government and non-government debt securities and money market funds that invest in such securities before being used for other purposes. We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. Management will retain broad discretion as to the allocation of the net proceeds of this offering. We cannot predict whether any of the above allocations will yield a favorable return. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings.

Risk Factors	You should read the "Risk Factors" section on page S-8 of this prospectus supplement, on page 4 of the accompanying prospectus, and under similar headings in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus for a discussion of factors to consider before deciding to purchase our ordinary shares.

NASDAQ trading symbol	ATON

S-6

The number of shares outstanding, as used throughout this prospectus supplement, unless otherwise indicated, excludes:

•	323,686 ordinary shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $45.26 per share;

•	322,856 ordinary shares issuable upon the exercise of outstanding stock options at a weighted average exercise price of $45.32 per share;

•	5,410 ordinary shares issuable upon settlement of granted and outstanding restricted stock units;

•	3,258,466 ordinary shares issuable upon settlement of the pre-funded warrants sold in the private placement of our securities in September 2025;

•	ordinary shares that may be issued to executives, employees and contractors pursuant to separate agreements entered into in connection with the commencement of their employment or term of service;

•	ordinary shares issuable upon the exercise of warrants that may be issued to other executives, contractors and employees pursuant to separate agreements entered into on the commencement of their employment or term of service;

•	ordinary shares issuable upon the exercise of stock options that may be issued to other executives, contractors and employees pursuant to separate agreements entered into on the commencement of their employment or term of service; and

•	ordinary shares that are issuable under the Equity Incentive Plan, based on certain assumptions regarding equity that may be issued to executives, contractors and employees.

Unless otherwise stated, outstanding share information throughout this prospectus supplement excludes such outstanding securities described above and assumes no exercise of the outstanding options or warrants or vesting or settlement of the outstanding restricted stock units, as applicable, described above.

S-7

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk, and you should be able to bear the complete loss of your investment. You should consider carefully the risks described below and in the accompanying base prospectus, and those described under the section captioned "Risk Factors" contained in our most recent Annual Report on Form 20-F for the fiscal year ended March 31, 2025, any subsequent Annual Reports on Form 20-F, any subsequent filings on Form 6-K, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying base prospectus before deciding whether to purchase any of the ordinary shares being offered under this prospectus supplement. If any of the risks actually occur, our business, prospects, consolidated financial condition or results of operations could be adversely affected. In such case, the trading price of our ordinary shares could decline and you could lose all or part of your investment. Our actual results could differ materially from those anticipated in the forward-looking statements made throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus as a result of different factors, including the risks we face described below.

Risks Related to Our Proposed Investment in TON

We intend to use a substantial portion of the net proceeds from this offering to purchase TON, the price of which has been, and will likely continue to be, highly volatile.

We intend to use a substantial portion of the net proceeds from this offering to purchase TON, the native digital asset of The Open Network (TON) blockchain. TON is a highly volatile asset that has traded between $2.53 and $6.91 per TON in the 12 months ended July 31, 2025, per reports by CoinMarketCap. More recently, during July 2025, TON has traded between $2.74 and $3.54 per TON. Such volatility may continue or increase in the future, and there can be no assurance that the market for TON will become more stable or liquid. In addition, TON does not pay interest, but staking rewards can be earned on TON. The market price of the company’s shares will likely be affected by the value of TON and volatility in the market price of TON will likely result in volatility to the market price of the company’s shares. The ability to generate a return on investment from the net proceeds of this offering will depend on whether there is appreciation in the value of TON following our purchases. If the company cannot generate a return on investment, your investment may decrease in value, accordingly.

Our TON holdings will be less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the crypto markets, including the market for TON, have been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our TON at favorable prices. Further, any TON we hold with our custodians and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered TON or otherwise generate funds using our TON holdings, including in particular during times of market instability or when the price of TON has declined significantly. If we are unable to enter into additional capital raising transactions using TON as collateral, or otherwise generate funds using our TON holdings, or if we are ever forced to sell our TON at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

There are unique risks associated with staking TON.

We plan to participate in the TON staking process to earn staking rewards. Staking TON typically requires locking up tokens for a specified period, in TON’s case, approximately 18-36 hours, during which they may not be readily accessible or liquid. This lock-up period could limit our ability to use our TON holdings to meet liquidity needs or respond to market opportunities or adverse events.

A unique risk associated with staking is the possibility of “slashing,” where a portion of staked TON may be forfeited as a penalty for validator misbehavior, network errors, or other protocol violations. If we stake TON directly or through third-party validators, we may be exposed to slashing risk, which could result in a partial or total loss of staked TON. Although our business is insured against these losses by our institutional custodians, the rules and enforcement of slashing penalties are subject to change by the TON network and may be unpredictable.

Additionally, the technical complexity of staking, including the need to maintain secure validator infrastructure or rely on third-party staking services, introduces operational and cybersecurity risks. Any failure in the staking process, whether due to technical error, malicious attack, or mismanagement by a third-party staking provider, could result in loss of rewards, slashing penalties, or loss of principal.

S-8

The TON ecosystem faces risks from demand fluctuations and technical issues specific to the network.

The value and utility of TON are closely tied to the continued development and adoption of The Open Network (TON) ecosystem. A general loss of interest in the TON ecosystem, the emergence of superior competing blockchain platforms, or a decline in developer or user activity could significantly reduce demand for TON and negatively impact its price. Technical issues, such as network outages, bugs, or security vulnerabilities in the TON protocol, could also undermine confidence in the network and the value of TON. The TON ecosystem is still developing, and its long-term viability depends on continued innovation, user adoption, and the ability to attract and retain developers and users. Any setbacks in the development or adoption of the TON network, or negative publicity regarding its security or governance, could materially and adversely affect the value of TON.

We may be limited in the amount of TON assets that we will be able to acquire, which may limit our operations and revenues.

Telegram has issued to us new guidelines for TON-focused public company deal structures, as they seek to control the movement of locked TON assets and can ultimately approve the transfer of TON locked assets into or in our custody. Telegram has requested that all TON-focused public company transactions are approximately 75% cash and 25% TON in capital raises. Telegram is seeking this limitation, in their opinion, to limit TON vehicles from experiencing investor sell pressure events or engaging in other TON strategies that could cause a cashing out of their locked assets or engaging in other disruptive practices to the TON ecosystem. TON is indicating that it prefers to have TON holders holding their TON assets for longer term investment strategies. The guidelines imposed by Telegram may limit our ability to generate the growth and income that we believe is an opportunity with holding TON assets, and investors may not achieve the return that is comparable to other crypto currency transactions that are available in the market. As a result, investors may seek to invest in other crypto currency focused companies with the result that the liquidity and price of our shares would be adversely affected.

The value and adoption of TON are at risk due to potential changes in interest in the Telegram app or platform.

The value and adoption of TON are closely linked to the continued popularity and growth of the Telegram messaging platform, which serves as a primary gateway for user engagement and ecosystem development for TON. If Telegram’s user base no longer creates demand for TON due to Telegram no longer offering exclusive blockchain partnership with TON, or Telegram discontinues its use of, or integration with TON, then the vibrancy of its ecosystem could be materially and adversely affected. A reduction in Telegram’s usage of TON could directly impact the utility and perceived value of TON, leading to price declines and reduced liquidity. This may cause a loss in the value of an investment in our company.

Digital assets represent a new and rapidly evolving industry, and the market price of our ordinary shares may be impacted by the acceptance of digital assets generally and how we manage our digital assets.

Digital assets built on blockchain technology were only introduced in 2008 and remain in the early stages of development and acceptance. Cryptographic and algorithmic protocols governing the issuance and use of digital assets represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate currently. Because our results of operations and the market price of our ordinary shares may be closely correlated with the acceptance and perception of TON and the use of the Telegraph app, the realization of one or more of the following risks could materially adversely affect the market price of our ordinary shares:

•	TON is a recently developed digital asset and use of TON may be limited. Established financial institutions may not process funds for TON transactions; process wire transfers to or from digital asset trading platforms, TON-related companies or service providers; or maintain accounts for persons or entities transacting in the TON digital asset.

•	The value of the TON digital asset may be volatile and our ability to manage our TON digital assets may not yield the return that we intend to seek.

•	Privacy-preserving features of digital asset networks and digital asset trading platforms or businesses that facilitate transactions in digital assets may be at an increased risk of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks.

Digital assets are a new asset class and represent a technological innovation. Currently, there is uncertainty about this asset class that may affect their acceptance and use. The adoption of digital assets will require growth in acceptance, usage and the blockchain technology generally for its various applications. Adoption of digital assets will also require greater regulatory clarity. A lack of expansion in use of digital assets and blockchain technologies would adversely affect our financial performance. In addition, there is no assurance that digital assets generally will maintain their value over the long term. The value of digital assets is subject to risks related to our use. If growth in the use of digital assets generally occurs in the near or medium term, there is no assurance that such use will continue to grow over the long term. A contraction in use of digital assets may result in increased volatility or a reduction in digital asset prices, which would materially and adversely affect our investment and trading strategies, the value of our assets and the value of any investment in us.

S-9

There is a risk of a hack or exploit of the TON blockchain.

The TON blockchain, like all decentralized networks, is subject to the risk of technical vulnerabilities, bugs, or malicious attacks. A successful hack or exploit of the TON blockchain could result in the theft or loss of TON tokens, disruption of network operations, or loss of confidence in the security and reliability of the network. Such an event could have a material adverse effect on the value of TON, the willingness of users and developers to participate in the ecosystem, and the overall viability of TON as a treasury asset. The evolving nature of blockchain technology means that new vulnerabilities may be discovered, and the effectiveness of security measures cannot be guaranteed.

There are risks associated with being a public treasury company for TON.

As a public company whose principal asset is TON, we will be subject to risks associated with the concentration of our assets in a single digital asset. Our business model may be unfamiliar to investors, analysts, and other market participants, which could result in increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future. The lack of precedent for public companies holding significant digital asset treasuries may also result in increased scrutiny from regulators, auditors, and other stakeholders.

We may be subject to regulatory developments related to crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations.

As TON and other digital assets are relatively novel and the application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of TON. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of TON or the ability of individuals or institutions such as us to own or transfer TON.

If TON is determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of TON and in turn adversely affect the market price of our common stock. Moreover, the risks of us engaging in a TON treasury strategy could create complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

Regulatory change reclassifying TON as a security could lead to our falling within the definition of “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act, and could adversely affect the market price of TON and the market price of our common stock.

Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” for purposes of the 1940 Act if (1) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (2) it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

While the SEC has not stated a view as to whether TON is or is not a “security” for purposes of the federal securities laws, a determination by the SEC or a court of competent jurisdiction that TON is a security could lead to our meeting the definition of “investment company” under the 1940 Act, if the portion of our assets that consists of investments in TON exceeds the 40% limit prescribed in the 1940 Act, which would subject us to significant additional regulatory requirements that could have a material adverse effect on our business and operations and may also require us to change the manner in which we conduct our business.

We intend to monitor our assets and income in order to conduct our business activities in a manner such that we do not fall within the definition of “investment company” under the 1940 Act or would qualify under one of the exemptions or exclusions provided by the 1940 Act and corresponding SEC rules. If TON is determined to be a security for purposes of the federal securities laws, we would take steps to reduce our holdings of TON as a percentage of our total assets. These steps may include, among others, selling TON that we might otherwise hold for the long term and deploying our cash in assets that are not considered to be investment securities under the 1940 Act, in which case we may be forced to sell our TON at unattractive prices. We may also seek to acquire additional assets that are not considered to be investment securities under the 1940 Act, and we may need to incur debt, issue additional equity or enter into other financing arrangements that are not otherwise attractive to our business. Any of these actions could have a material adverse effect on our results of operations and financial condition. Moreover, we can make no assurance that we would successfully be able to take the necessary steps to avoid meeting the definition of “investment company” under the 1940 Act and becoming subject to its requirements. If TON is determined to constitute a security for purposes of the federal securities laws, and if we are not able to come within an available exemption or exclusion under the 1940 Act, then we would have to register as an investment company and require us to change the manner in which we conduct our business. In addition, such a determination could adversely affect the market price of TON and in turn adversely affect the market price of our common stock.

S-10

We believe that we are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.

Mutual funds, exchange-traded funds and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We do not currently comply with and do not intend to voluntarily comply with these laws and regulations. This means, among other things, that the execution of or changes to our TON strategy, our use of leverage, the manner in which our TON is custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. Consequently, our board of directors has broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of our TON holdings or other activities we may pursue, and has the power to change our current policies, including our strategy of acquiring and holding TON.

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our TON, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our TON and our financial condition and results of operations could be materially adversely affected.

We expect that substantially all of the TON we acquire will be held in custody accounts at institutional-grade digital asset custodians. Security breaches and cyberattacks are of particular concern with respect to digital assets, including TON. TON and other blockchain-based cryptocurrencies and the entities that provide services to participants in the TON ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. A successful security breach or cyberattack could result in:

●	a partial or total loss of our TON in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our TON;

●	harm to our reputation and brand;

●	improper disclosure of data and violations of applicable data privacy and other laws; or

●	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader TON ecosystem or in the use of the TON network to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries, including industries related to TON, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, we expect that unauthorized parties will attempt to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia-Ukraine and Israel-Hamas conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the TON industry, including third-party services on which we rely, could materially and adversely affect our financial condition and results of operations.

Because we are a foreign company, there are complex United States taxation rules apply to holders of our ordinary shares if we have too much passive income compared to active income and we are considered a PFIC.

Generally, if, for any taxable year, at least 75% of our gross income is passive income or at least 50% of the value of our assets is attributable to assets that produce passive income or are held for the production of passive income owned by the company, we will be classified as a passive foreign investment company (a “PFIC”), for U.S. federal income tax purposes. For purposes of these tests, passive income includes dividends, interest and gains from the sale or exchange of investment property and rents and royalties other than certain rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business.

The TON tokens may be considered active assets if actively managed, including being staked in relation to a validator that is owned and operated by employees of the company. Similarly, the rewards received from such staking activity may be considered active income. However, other staking or yield-generating activities through delegation, staking-as-a-service, or liquidity provision may be treated as giving rise to passive income. If the company manages its activities accordingly, it may be able to avoid characterization as a PFIC.

If we are classified as a PFIC, our U.S. tax-resident shareholders could be liable for additional taxes and interest charges upon certain distributions by us and any gain recognized on a sale, exchange or other disposition, including a pledge, of our ordinary shares (and such gain would generally be treated as ordinary income, rather than capital gain, for U.S. federal income tax purposes), whether or not we continue to be a PFIC. In addition, U.S. tax residents who own an interest in a PFIC are required to comply with certain reporting requirements.

A U.S. tax-resident shareholder may in certain circumstances be able to mitigate some of the adverse U.S. federal income tax consequences of us being classified as a PFIC if our ordinary shares qualify as "marketable stock" under the PFIC rules and the shareholder is eligible to make, and successfully makes, a "mark-to-market" election. A U.S. tax-resident shareholder could also mitigate some of the adverse U.S. federal income tax consequences by making a qualified electing fund (“QEF”) election, provided that we provide the information necessary for our U.S. tax-resident shareholders to make such an election, but we are not required to make this information available.

S-11

Several investors in the September 2025 private placement have the right to put all the shares purchased in exchange from the company of the exact number of TON and any digital currency transferred as consideration for the shares. The loss of these assets may adversely impact the ability of the company to comply with the BitGo loan covenants and impact the value of the company and its ability to generate income.

In the September 2025 private placement, the company agreed with several investors to return the exact number of TON and other digital assets transferred as the consideration for the purchase of their shares, at the option of the investor. The put option period varies from six to twelve months, depending on the investor, after the closing of the private placement. The put option protects the investor for its value of the contributed digital asset, while the company bears the corresponding risk of the loss of the investment. Any loss of digital assets as a result of a put may adversely impact the ability of the company to satisfy its covenants under the BitGo credit facility. The loss of the investment may impact the asset value of the company and correspondingly the net asset value of an ordinary share in the market. The loss of the investment assets may also adversely impact the ability of the company to generate income from the use of the digital assets returned to investors exercising their put option.

We have entered into a credit facility in the amount of $35,000,000 and in the future may incur significant additional or alternative debt; our governing documents contain no limit on the amount of debt we may incur.

On August 30, 2025, the company entered into a credit facility, as amended, with BitGo Prime LLC (“BitGo”), which is also affiliated with our crypto currency custodian. The credit facility is for six months, but the parties have agreed to negotiate an extension of the availability period as necessary. The BitGo credit facility is for a maximum of $35,000,000. There is a 2% origination fee to be paid upon initial draw with a minimum of $250,000 and 1% upon subsequent draws. Each borrowing will bear an annualized loan fee amount of 14.75%, payable monthly, accruing daily. The outstanding balance will bear a late fee of an annualized 12% and an early termination fee of 20% of the loan fee amount. Unless there is permitted prepayment rights, there are prepayment penalties. The credit facility will be secured by TON that the company holds deposited with BitGo Trust as follows: 200% of the drawn portion of the loan.. The use of proceeds is for the acquisition of additional TON tokens. The availability of credit is based on an initial collateral of 200% of the drawn portion of the loan, a margin requirement of 175% and liquidation level of 150%.The company is to repay the credit facility at the maturity date of a borrowing unless new loan terms are negotiated by the company and BitGo. As of the date hereof, the company has not taken down any amount from the credit facility.

The BitGo credit facility represents a significant leverage of our assets, and future borrowings may represent a similar or even greater amount of leverage, depending on our available investment opportunities, our available capital, our ability to obtain and access financing arrangements and our estimate of the stability of our asset portfolio and our cash flow. Our governing documents contain no limit on the amount of debt we may incur, and we may significantly increase the amount of leverage we utilize at any time without approval of our shareholders. The amount of leverage on individual assets may vary, with leverage on some assets substantially higher than others. Leverage can enhance our potential returns but can also exacerbate our losses.

Incurring substantial debt, as we are doing with the BitGo credit facility, could subject us to many risks that, if realized, would materially and adversely affect us, including the risk that:

•	our cash flow from operations may be insufficient to make required payments of principal of and interest on the debt or we may fail to comply with covenants contained in our debt instruments, which would likely result in (1) acceleration of outstanding debt (and any other debt arrangements containing a cross default or cross acceleration provision) that we may be unable to repay from internal funds or to refinance on favorable terms, or at all, (2) our inability to borrow additional funds, even if we are current in payments on borrowings and/or (3) the loss of some or all of our assets to foreclosures or forced sales;

•	if we are in default under our debt instruments that are collateralized, we will likely lose our collateral, which would have a material adverse impact on our ability to carry on our business as a result of the loss of assets;

•	our debt may increase our vulnerability to adverse economic, market and industry conditions with no assurance that our investment yields will increase to match our higher financing costs;

•	we may be required to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, future business opportunities, distributions to our shareholders or other purposes; and

•	we may not be able to refinance maturing debts.

We cannot be sure that our leverage strategies will be successful.

A failure to comply with restrictive covenants in our financing arrangements would have a material adverse effect on us, and any future financings may require us to provide additional collateral or pay down debt.

We are subject to various restrictive covenants contained in our credit facility with BitGo, and we may be subject to additional covenants in connection with future financing arrangements. Our BitGo facility requires us to maintain compliance with various financial covenants, including specified financial ratios and collateral requirements. Financing arrangements that we may enter into in the future may contain similar or more extensive and restrictive covenants and may also require collateralization. The collateralization requirements may restrict our overall operations and our ability to generate income as they may limit our flexibility to pursue certain of our investment and operational strategies, certain kinds of investments, or incur additional debt. If we fail to meet or satisfy any of these covenants, we may be in default under the agreements governing the applicable arrangements, and our lenders could elect to accelerate our obligation to repurchase certain assets, declare outstanding amounts due and payable, terminate their commitments, require the posting of additional collateral, or enforce their rights against existing collateral. We may also be subject to cross default and acceleration rights and, with respect to collateralized debt, the posting of additional collateral, or foreclosure upon default.

Risks Related to this Offering

An investment in the ordinary shares offered hereby is extremely speculative and there can be no assurance of any return on any such investment.

An investment in the ordinary shares offered hereby is extremely speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in us, including the risk of losing their entire investment.

S-12

We have a history of operating losses and may never achieve profitability in the future.

Historically, in recent years, we have generated only a limited amount of business income. Prior to the private placement of our ordinary shares in September 2025, our principal activities were engaging in research and development to identify and validate new drug targets that could become marketed drugs in the future in the immune-oncology space. We did not have any income from these activities. However, as our business is evolving, investors should evaluate the company on the basis of its current operations and product development, and not on the past business.

The actual number of ordinary shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instructions to the Sales Agent to sell our ordinary shares at any time throughout the term of the Sales Agreement. The number of ordinary shares that are sold through the Sales Agent after our instruction will fluctuate based on a number of factors, including the market price of our ordinary shares during the sales period, the limits we set in any instruction to the Sales Agent under the Sales Agreement to sell ordinary shares, and the demand for our ordinary shares during the sales period. Because the price per share of each common share sold will fluctuate during this offering, it is not currently possible to predict the number of ordinary shares that will be sold or the gross proceeds to be raised in connection with those sales, if any.

The ordinary shares offered hereby will be sold in "at the market offerings," and investors who buy shares at different times will likely pay different prices.

Investors who purchase ordinary shares in this offering at different times will likely pay different prices and, as such, may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of ordinary shares, if any, to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Management will have broad discretion in the use of proceeds from this offering.

While the amount of the proceeds from this offering cannot be determined due to the nature of an at-the-market offering structure, what proceeds we do receive will be used at the discretion of the management, and investors will not have an opportunity to influence their use through normal shareholder means. Management plans on using a substantial amount of the proceeds from this offering to purchase TON tokens and make other investments in the TON ecosystem. The proceeds will also have to be used to service its debt obligations, fund the legacy business and for working capital and general corporate purposes. There is no assurance that the allocation of the proceeds will result in profit or an increased value of an investment in the company.

You may experience future dilution as a result of future sales of equity.

In order to raise additional capital, including through the Sales Agreement, we may offer ordinary shares or other securities convertible or exercisable into or exchangeable for our ordinary shares from time to time. We may not be able to sell our ordinary shares or other securities in any proposed offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per share in this offering.

We will have relatively broad discretion in how we use the net proceeds from this offering and may not use such proceeds effectively, which could affect our results of operations and cause our share price to decline.

We will have considerable discretion in the application of the remaining net proceeds from this offering, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. As a result, investors will be relying upon management's judgment with only limited information about our specific intentions for the use of the net proceeds of this offering. We may use the net proceeds, if any, for purposes that do not yield a significant return or any return at all for our shareholders.

We may not be able to maintain compliance with the continued listing requirements of the Nasdaq Capital Market.

Although our ordinary shares are listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we violate Nasdaq's listing requirements, or if we fail to meet any of Nasdaq's listing standards, our ordinary shares may be delisted.

We cannot assure you that we will not, in the future, fail to comply with Nasdaq's requirements to maintain the listing of our ordinary shares on Nasdaq, or that we will be able to regain compliance in the event of any such non-compliance. In addition, our board of directors may determine that the cost of maintaining our listing on a U.S. national securities exchange outweighs the benefits of such listing. A delisting of our ordinary shares from Nasdaq may materially impair our shareholders' ability to buy and sell our ordinary shares and could have an adverse effect on the market price of, and the efficiency of the trading market for, our ordinary shares. A delisting from the Nasdaq Capital Market may also adversely affect our ability to raise additional financing through the public or private sale of equity securities, may significantly affect the ability of investors to trade our securities and may negatively affect the value and liquidity of our ordinary shares. Delisting also could have other negative results, including the potential loss of employee confidence, the loss of institutional investors or interest in business development opportunities. The delisting of our ordinary shares could significantly impair our ability to raise capital and the value of your investment.

S-13

If we are delisted from Nasdaq and we are not able to list our ordinary shares on another exchange, our ordinary shares could be quoted on the OTC Bulletin Board or in the “pink sheets.” As a result, we could face significant adverse consequences including, among others:

•	a limited availability of market quotations for our securities;
•	a determination that our shares are a “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
•	a limited amount of news and little or no analyst coverage for us;
•	we would no longer qualify for exemptions from state securities registration requirements, which may require us to comply with applicable state securities laws; and
•	a decreased ability to issue additional securities (including pursuant to short-form Registration Statements on Form F-3) due to the Baby Shelf Rule or obtain additional financing in the future.

Because we have no current plans to pay cash dividends on our ordinary shares, you may not receive any return on investment unless you sell your ordinary shares for a price greater than that which you paid for it.

Although we paid a stock dividend in 2018, we have never declared or paid cash dividends on our ordinary shares. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends on our ordinary shares in the near future. We may also enter into credit agreements or other borrowing arrangements in the future that may restrict our ability to declare or pay cash dividends on our ordinary shares. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant. We may not pay any dividends on our ordinary shares in the foreseeable future. As a result, capital appreciation, if any, of our ordinary shares will be your sole source of gain for the foreseeable future.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our ordinary shares.

Our Amended and Restated Memorandum and Articles of Association authorizes the issuance of an unlimited number of ordinary shares, upon resolution of our board of directors, without shareholder approval. Any future issuances of ordinary shares would further dilute the percentage ownership of us held by holders of our ordinary shares. In addition, the issuance of additional shares may be used as an "anti-takeover" device without further action on the part of our shareholders, and may adversely affect the holders of the ordinary shares.

S-14

Risks Related to Regulatory Matters Related to the Legacy Business

Part of operations include being engaged in healthcare and life sciences, therefore we may be subject to certain federal and state healthcare laws and regulations relating to our current and/or future operations, and any failure to comply with such laws could adversely affect our business, operations, and/or financial condition.

Companies engaged in the healthcare and life sciences space are generally subject to various, broadly applicable U.S. federal and state fraud and abuse and other healthcare laws and regulations. For example, we may be subject to several of the following healthcare laws (among others) in connection with our clinical development activities and related arrangements with healthcare providers and institutions, as applicable:

Federal fraud and abuse laws, such as: the Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual for, or the purchase, order or recommendation of, any good or service for which payment may be made under government healthcare programs such as the Medicare and Medicaid programs; the federal Anti-Inducement Law (also known as the Civil Monetary Penalties Law), which prohibits a person from offering or transferring remuneration to a Medicare or State healthcare program beneficiary that the person knows or should know is likely to influence the beneficiary’s selection of a particular provider, practitioner or supplier of any item or service for which payment may be made, in whole or in part, by Medicare or a State healthcare program; the Ethics in Patient Referrals Act of 1989 (or, the “Stark Law”), which prohibits physicians from referring Medicare or Medicaid patients for certain designated health services where that physician or family member has a financial relationship with the entity providing the designated health service, unless an exception applies; the False Claims Act, which prohibits, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid or other government healthcare programs that are false or fraudulent;

Federal transparency laws, such as the so-called federal “Sunshine Act,” which requires certain pharmaceutical and medical device companies to monitor and report certain payments and other transfers of value to physicians, as defined by such law, certain other healthcare professionals, and teaching hospitals and ownership and investment interests held by physicians and their immediate family members to CMS for disclosure to the public;

Federal laws governing the privacy and security of confidential health information, namely, the federal Health Insurance Portability and Accountability Act of 1996 (HIPAA), as amended by the Health Information Technology for Economic and Clinical Health Act (HITECH), and its implementing regulations, which impose obligations on certain covered entities and their business associates with respect to safeguarding the privacy, security, and transmission of individually identifiable health information, and require notification to affected individuals, regulatory authorities, and potentially the media of certain breaches of security of individually identifiable health information;

Federal criminal laws that prohibit executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters; and

State law equivalents of each of the above federal laws, such as anti-kickback, false claims, transparency and reporting laws which may apply to items or services reimbursed by any third-party payer, including commercial insurers, many of which differ from each other in significant ways, thus complicating compliance efforts.

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Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our business activities could be subject to scrutiny under one or more of such laws. Achieving and sustaining compliance with these laws can be costly. Further, many of the applicable healthcare laws and regulations are subject to varying and/or evolving interpretations, which can make achieving and maintaining consistent compliance more difficult. In addition, any action against us based on an alleged violation of any of these laws, even if resolved in our favor, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. If our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we could be subject to a wide range of enforcement actions and/or penalties, such as civil and criminal fines, administrative sanctions, exclusion or debarment, consent decrees, and others, any of which would adversely affect our ability to operate our business and our financial results.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of our ordinary shares sold and the market price at which they are sold. Because there is no specified offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the Sales Agent as a source of financing.

We intend to use a substantial amount of the net proceeds from this offering to purchase TON tokens. We intend to use the remainder of the net proceeds from this offering to service our debt obligations and for capital expenditures, working capital and general corporate purposes. The amounts actually spent for these purposes may vary significantly and will depend on a number of factors, including our operating costs. While we have no present understandings, commitments or agreements to enter into any potential acquisitions, we may also use a portion of the net proceeds for the acquisition of, or investment in, the TON and Telegram ecosystem, including gaming, DeFi and business applications. Proceeds that are in cash may also be used to purchase a variety of securities, such as commercial paper, government and non-government debt securities and money market funds that invest in such securities before being used for other purposes. We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. Management will retain broad discretion as to the allocation of the net proceeds of this offering. We cannot predict whether any of the above allocations will yield a favorable return. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings.

DIVIDEND POLICY

We do not plan on declaring any cash dividends on our ordinary shares in the foreseeable future. We expect to retain all available cash funds and future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends, if any, on our ordinary shares will be at the discretion of our board of directors and will depend on, among other factors, our results of operations, financial condition, capital requirements and contractual restrictions. Whether or not we declare any stock dividends or other forms of equity based distribution will depend on the stage of development of the company and the discretion of the board of directors.

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DESCRIPTION OF SECURITIES OFFERED

The description of the ordinary shares is included in the base prospectus which accompanies this prospectus supplement. That description, found at pages 8 to 18 in the accompanying base prospectus, are incorporated by reference to this prospectus supplement.

TAXATION

British Virgin Islands Tax Consequences

Under the law of the British Virgin Islands, as currently in effect, a holder of ordinary shares of the company who is not a resident of the British Virgin Islands is not liable for British Virgin Islands income tax on dividends paid with respect to the ordinary shares of the company, and all holders of securities of the company are not liable to the British Virgin Islands for income tax on gains realized on the sale or disposal of securities. The British Virgin Islands does not impose a withholding tax on dividends paid by a company incorporated under the Companies Law.

There are no capital gains, gift or inheritance taxes levied by the British Virgin Islands on companies incorporated under the Companies Law. In addition, securities of companies incorporated under the Companies Law are not subject to transfer taxes, stamp duties or similar charges.

There is no income tax treaty or convention currently in effect between (i) the United States and the British Virgin Islands or (ii) Canada and the British Virgin Islands, although a Tax Information Exchange Agreement is in force between the United States and the BVI and Canada and the BVI.

The BVI Economic Substance (Companies and Limited Partnership) Act (Revised Edition 2020) (“ESA”).

The above legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities, which attract profits without real economic activity provides (among other things) that BVI companies that carry out certain defined activities, need to take steps to establish substance in the British Virgin Islands. We have taken advice and will be filing our economic substance declaration in the BVI shortly in accordance with the requirements of the legislation. The Company itself will not be subject to any such requirements to establish economic substance in the BVI. Although it is presently anticipated that the ESA will have little material impact on the Company or its operations, as the legislation is new and remains subject to further clarification and interpretation, it is not currently possible to ascertain the precise impact of these legislative changes on the Company.

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BVI Data Protection

The Data Protection Act, 2021 (the “BVI DPA”) came into force in the British Virgin Islands on July 9, 2021. The BVI DPA establishes a framework of rights and duties designed to safeguard individuals’ personal data, balanced against the need of public authorities, businesses and organizations to collect and use personal data for lawful purposes. The BVI DPA is centered around seven data protection principles (the General Principle, the Notice and Choice Principle, the Disclosure Principle, the Security Principle, the Retention Principle, the Data Protection Principle and the Access Principle) which require that:

•	personal data must not be processed without consent unless specific conditions are met and must not be transferred outside the British Virgin Islands, unless there is proof of adequate data protection safeguards or consent from the data subject;

•	where consent has been given to processing of personal data, the data subject may at any time withdraw his or her consent;

•	a data controller must inform a data subject of specific matters, for instance the purposes for which it is being collected and further processed;

•	personal data must not be disclosed for any purpose other than the purpose for which it was to be disclosed at the time of collection or a purpose directly related thereto or to any party other than a third party of a class previously notified to the data subject;

•	a data controller shall, when processing personal data, take practical steps to protect personal data from loss, misuse, modification, unauthorized or accidental access or disclosure, alteration or destruction;

•	personal data must not be kept for longer than is necessary for the purpose;

•	personal data must be accurate, complete, not misleading and kept up to date; and

•	a data subject must be given access to his or her own personal data and be able to correct that data where it is inaccurate, incomplete, misleading or not up to date, except where a request for such access or correction is refused under the BVI DPA.

The BVI DPA imposes specific obligations on data controllers, including the duty to (i) apply the data protection principles; and (ii) respond in a timely fashion to requests from data subjects in relation to their personal data.

The Information Commissioner is the regulator responsible for the proper functioning and enforcement of the BVI DPA. Offences under the BVI DPA include:

•	processing sensitive personal data in contravention of the BVI DPA;

•	willfully obstructing the Information Commissioner or an authorized officer in the conduct of his or her duties and functions;

•	willfully disclosing personal information in contravention of the BVI DPA; and

•	collecting, storing or disposing of personal information in a manner that contravenes the BVI DPA.

Offences committed under the BVI DPA may result in fines (up to US$500,000 in certain cases) or imprisonment. Further, a data subject who suffers damage or distress as a result of their data being processed in contravention of the DPA may institute civil proceedings in the British Virgin Islands courts.

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U.S. Federal Income Tax Consequences

The discussion below is for general information only and is not, and should not be interpreted to be, tax advice to any holder of our ordinary shares. Each holder or a prospective holder of our ordinary shares is urged to consult his, her or its own tax advisor.

General

This section is a general summary of the material United States federal income tax consequences to U.S. Holders, as defined below, of the ownership and disposition of our ordinary shares as of the date of this report. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, or the Code, the applicable Treasury regulations promulgated and proposed thereunder, judicial decisions and current administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis. The summary applies to you only if you hold our ordinary shares as a capital asset within the meaning of Section 1221 of the Code. In addition, this summary generally addresses certain U.S. federal income tax consequences to U.S. Holders related to classification as a PFIC. The United States Internal Revenue Service, or the IRS, may challenge the tax consequences described below, and we have not requested, nor will we request, a ruling from the IRS or an opinion of counsel with respect to the United States federal income tax consequences of acquiring, holding or disposing of our ordinary shares. This summary does not purport to be a comprehensive description of all the tax considerations that may be relevant to the ownership of our ordinary shares. In particular, the discussion below does not cover tax consequences that depend upon your particular tax circumstances nor does it cover any state, local or foreign law, or the possible application of the United States federal estate or gift tax. You are urged to consult your own tax advisors regarding the application of the United States federal income tax laws to your particular situation as well as any state, local, foreign and United States federal estate and gift tax consequences of the ownership and disposition of the ordinary shares. In addition, this summary does not take into account any special United States federal income tax rules that apply to a particular U.S. or non-U.S. holder of our ordinary shares, including, without limitation, the following:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;

•	a financial institution or a bank;

•	an insurance company;

•	a tax-exempt organization;

•	a person that holds our ordinary shares in a hedging transaction or as part of a straddle or a conversion transaction;

•	a person whose functional currency for United States federal income tax purposes is not the U.S. dollar;

•	a person liable for alternative minimum tax;

•	a person that owns, or is treated as owning, 10% or more, by voting power or value, of our ordinary shares;

•	certain former U.S. citizens and residents who have expatriated; or

•	a person who receives our shares pursuant to the exercise of employee stock options or otherwise as compensation.

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U.S. Holders

For purposes of the discussion below, you are a "U.S. Holder" if you are a beneficial owner of our ordinary shares who or which is:

•	an individual United States citizen or resident alien of the United States (as specifically defined for United States federal income tax purposes);

•	a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any State or the District of Columbia;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•	a trust (x) if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust or (y) if it was in existence on August 20, 1996, was treated as a United States person prior to that date and has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

If a partnership holds our ordinary shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding our ordinary shares, you should consult your tax advisor.

Passive Foreign Investment Company (PFIC)

Under the Code, we will be a PFIC for any taxable year in which, after the application of certain "look-through" rules with respect to related companies, either (i) 75% or more of our gross income consists of "passive income," or (ii) 50% or more of the average quarterly value of our assets consist of assets that produce, or are held for the production of, "passive income." Passive income generally includes interest, dividends, rents, rents and royalties other than certain rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business, and capital gains. Whether we will be a PFIC in any year depends on the composition of our income and assets, and the relative fair market value of our assets from time to time, which we expect may vary substantially over time. We must make a separate determination each year as to whether we are a PFIC. As a result, our PFIC status may change from year to year based on our income and assets and our anticipated future operations.

If we are a PFIC for any fiscal year during which a U.S. Holder holds our ordinary shares, we generally will continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding fiscal years during which the U.S. Holder holds our ordinary shares, unless we cease to meet the threshold requirements for PFIC status and that U.S. Holder makes a qualifying "deemed sale" election with respect to the ordinary shares. If such an election is made, the U.S. Holder will be deemed to have sold the ordinary shares it holds at their fair market value on the last day of the last fiscal year in which we qualified as a PFIC, and any gain from such deemed sale will be subject to the consequences described below. After the deemed sale election, the ordinary shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, the U.S. Holder may be subject to adverse tax consequences. Generally, gain recognized upon a disposition (including, under certain circumstances, a pledge) of our ordinary shares by the U.S. Holder would be allocated ratably over the U.S. Holder's holding period for such ordinary shares. The amounts allocated to the taxable year of disposition and to years before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for that taxable year for individuals or corporations, as appropriate, and would be increased by an additional tax equal to interest on the resulting tax deemed deferred with respect to each such other taxable year. Further, to the extent that any distribution received by a U.S. Holder on our ordinary shares exceeds 125% of the average of the annual distributions on such ordinary shares received during the preceding three years or the U.S. Holder's holding period, whichever is shorter, that distribution would be subject to taxation in the same manner described immediately above with respect to gain on disposition.

If we are a PFIC for any fiscal year during which any of our non-U.S. subsidiaries is also a PFIC, a U.S. Holder of our ordinary shares during such year will be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules to such subsidiary. U.S. Holders should consult their tax advisers regarding the tax consequences if the PFIC rules apply to any of our subsidiaries. Alternatively, if we are a PFIC and if our ordinary shares are "regularly traded" on a "qualified exchange," a U.S. Holder may be eligible to make a mark-to-market election that would result in tax treatment different from the general tax treatment described above. Our ordinary shares would be treated as "regularly traded" in any calendar year in which more than a de minimis quantity of the ordinary shares are traded on a qualified exchange on at least 15 days during each calendar quarter. NASDAQ is a qualified exchange for this purpose. Additionally, because a mark-to-market election cannot be made for equity interests in any lower-tier PFIC that we may own, a U.S. Holder that makes a mark-to- market election with respect to us may continue to be subject to the PFIC rules with respect to any indirect investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. If a U.S. Holder makes the mark-to-market election, the U.S. Holder generally will recognize as ordinary income any excess of the fair market value of the ordinary shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder's tax basis in the ordinary shares will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of our ordinary shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless our ordinary shares are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election. U.S. Holders are urged to consult their tax advisers about the availability of the mark-to- market election, and whether making the election would be advisable in their particular circumstances.

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Alternatively, a U.S. Holder of stock in a PFIC may make a so-called "Qualified Electing Fund" election to avoid the PFIC rules regarding distributions and gain described above. The PFIC taxation regime would not apply to a U.S. Holder who makes a QEF election for all taxable years that such U.S. Holder has held our ordinary shares while we are a PFIC, provided that we comply with specified reporting requirements. Instead, each U.S. Holder who has made a valid and effective QEF election is required for each taxable year that we are a PFIC to include in income such U.S. Holder's pro rata share of our ordinary earnings as ordinary income and such U.S. Holder's pro rata share of our net capital gains as long-term capital gain, regardless of whether we make any distributions of such earnings or gain. In general, a QEF election is effective only if we make available certain required information. U.S. Holders should be aware, however, that we are not required to make this information available but have agreed to do so for those United States shareholders who ask for it. The QEF election is made on a shareholder-by-shareholder basis and generally may be revoked only with the consent of the IRS. U.S. Holders should consult with their own tax advisors regarding eligibility, manner and advisability of making a QEF election if we are treated as a PFIC.

In addition, if we are a PFIC or, with respect to particular U.S. Holders, are treated as a PFIC for the taxable year in which we paid a dividend or for the prior taxable year, the preferential rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply.

If a U.S. Holder owns our ordinary shares during any year in which we are a PFIC, the U.S. Holder generally will be required to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to us, generally with the U.S. Holder's federal income tax return for that year. If we are a PFIC for a given taxable year, then you should consult your tax advisor concerning your annual filing requirements

The U.S. federal income tax rules relating to PFICs are complex. U.S. Holders are urged to consult their own tax advisers with respect to the acquisition, ownership and disposition of our ordinary shares, the consequences to them if we are or become a PFIC, any elections available with respect to our ordinary shares, and the IRS information reporting obligations with respect to the acquisition, ownership and disposition of our ordinary shares.

Non-U.S. Holders

If you are not a U.S. Holder, you are a "Non-U.S. Holder."

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Distributions on Our Ordinary Shares

You generally will not be subject to U.S. federal income tax, including withholding tax, on distributions made on our ordinary shares unless:

•	you conduct a trade or business in the United States, and

•	the distributions are effectively connected with the conduct of that trade or business (and, if an applicable income tax treaty so requires as a condition for you to be subject to

U.S. federal income tax on a net income basis in respect of income from our ordinary shares, such distributions are attributable to a permanent establishment that you maintain in the United States).

If you meet the two tests above, you generally will be subject to tax in respect of such dividends in the same manner as a U.S. Holder, as described above. In addition, any effectively connected dividends received by a non-U.S. corporation may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30 percent rate or such lower rate as may be specified by an applicable income tax treaty.

Sale, Exchange or Other Disposition of Our Ordinary Shares

Generally, you will not be subject to U.S. federal income tax, including withholding tax, in respect of gain recognized on a sale or other taxable disposition of our ordinary shares unless:

•	your gain is effectively connected with a trade or business that you conduct in the United States (and, if an applicable income tax treaty so requires as a condition for you to be subject to U.S. federal income tax on a net income basis in respect of gain from the sale or other disposition of our ordinary shares, such gain is attributable to a permanent establishment maintained by you in the United States), or

•	you are an individual Non-U.S. Holder and are present in the United States for at least 183 days in the taxable year of the sale or other disposition, and certain other conditions exist.

You will be subject to tax in respect of any gain effectively connected with your conduct of a trade or business in the United States generally in the same manner as a U.S. Holder, as described above. Effectively connected gains realized by a non-U.S. corporation may also, under certain circumstances, be subject to an additional "branch profits tax" at a rate of 30 percent or such lower rate as may be specified by an applicable income tax treaty.

Backup Withholding and Information Reporting

Payments, including dividends and proceeds of sales, in respect of our ordinary shares that are made in the United States or by a United States related financial intermediary will be subject to United States information reporting rules. In addition, such payments may be subject to United States federal backup withholding tax. You will not be subject to backup withholding provided that:

•	you are a corporation or other exempt recipient, or

•	you provide your correct United States federal taxpayer identification number and certify, under penalties of perjury, that you are not subject to backup withholding.

Amounts withheld under the backup withholding rules may be credited against your United States federal income tax, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS in a timely manner.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our ordinary shares. If you are a United States person that is an individual, estate or trust, you are encouraged to consult your tax advisors regarding the applicability of this Medicare tax to your income and gains in respect of your investment in our ordinary shares.

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Foreign asset reporting

Certain U.S. Holders, who are individuals, are required to report information relating to an interest in ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by U.S. financial institutions). U.S. Holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of ordinary shares.

PLAN OF DISTRIBUTION

We entered into the Sales Agreement with the Sales Agent, pursuant to which such agreement and this prospectus supplement and the accompanying base prospectus, we may issue and sell from time to time our ordinary shares having an aggregate offering price of up to $18,473,482 through the Sales Agent. The ordinary shares, may be offered and sold (A) in privately negotiated transactions with our consent, (B) as block transactions; or (C) by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Nasdaq Capital Market, sales made into any other existing trading market in the United States for our ordinary shares, and sales made to or through a market maker other than on an exchange.

If we and the Sales Agent agree on any method of distribution other than sales of our ordinary shares into the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

The Sales Agent will offer our ordinary shares at prevailing market prices subject to the terms and conditions of the Sales Agreement as agreed upon by us and the Sales Agent. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell on our behalf all of the ordinary shares requested to be sold by us. We or the Sales Agent may suspend the offering of the ordinary shares being made through the Sales Agent under the Sales Agreement upon proper notice to the other party and pursuant to the terms of the Sales Agreement.

Settlement for sales of ordinary shares will occur on the first business day or such shorter settlement cycle as may be in effect under the Exchange Act from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our ordinary shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Sales Agent a cash commission equal to up to 3.0% of the gross sales price per share issued by us and sold by the Sales Agent under the Sales Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, sales commissions and net proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Sales Agreement, we have agreed to pay the Sales Agent a fee not to exceed $50,000 for the reasonable fees and expenses of its legal counsel (excluding any periodic due diligence fees) incurred in connection with entering into the transactions contemplated by the Sales Agreement. Additionally, pursuant to the terms of the Sales Agreement, we have also agreed to reimburse the Sales Agent (i) $5,000 per due diligence update session conducted in connection with each such date we file our Annual Report on Form 20-F and (ii) $2,500 per due diligence update session conducted in connection with each date we file periodic financial information on Form 6-K. We estimate that the total expenses of the offering payable by us, excluding commissions payable to the Sales Agent under the Sales Agreement, will be approximately $150,000, assuming we sell the entire amount offered pursuant to this prospectus supplement and the accompanying base prospectus. We will disclose in our Annual Reports on Form 20-F and Form 6-Ks containing periodic financial information, as applicable, the number ordinary shares sold through the Sales Agent under the Sales Agreement, the net proceeds to us and the compensation paid by us with respect to sales under the Sales Agreement during the relevant quarter.

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In connection with the sales of ordinary shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agent against certain liabilities, including liabilities under the Securities Act.

The offering of our ordinary shares pursuant to this prospectus supplement and the accompanying base prospectus will terminate upon the earlier of (a) the sale of the ordinary shares pursuant to this prospectus supplement and the accompanying base prospectus having an aggregate sales price of $18,473,482, or (b) termination of the Sales Agreement as permitted therein.

To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our ordinary shares while the offering is ongoing under this prospectus supplement and the accompanying base prospectus.

From time to time, the Sales Agent and its affiliates may provide in the future various advisory, investment and commercial banking and other services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In addition, in the ordinary course of its various business activities, the Sales Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Sales Agent or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Except as disclosed in this prospectus supplement, we have no present arrangements with The Sales Agent for any further services.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed as an exhibit to a Form 6-K and incorporated by reference to the registration statement of which this prospectus supplement forms a part.

This prospectus supplement and accompanying base prospectus in electronic format may be made available on a website maintained by the Sales Agent and the Sales Agent may distribute this prospectus supplement and the accompanying base prospectus electronically.

The transfer agent and registrar for our ordinary shares is TSX Trust Company.

Our ordinary shares are listed in the United States on the Nasdaq Capital Market under the symbol “ATON.”

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LEGAL MATTERS

The validity of the ordinary shares offered hereby will be passed upon for us by Forbes Hare, our British Virgin Islands counsel. Luscosky Brookman LLP, New York, New York is acting as counsel to the Sales Agent in connection with this offering.

EXPERTS

The consolidated financial statements of AlphaTON Capital Corp and Subsidiaries as of March 31, 2025, and for the year then ended, incorporated by reference in this prospectus supplement and the accompanying base prospectus and elsewhere in the registration statement of which this prospectus supplement and the accompanying base prospectus forms a part, have been audited by CBIZ CPAs P.C., an independent registered public accounting firm, in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The report on the consolidated financial statements contains an explanatory paragraph regarding the company’s ability to continue as a going concern.

The consolidated financial statements of AlphaTON Capital Corp and Subsidiaries as of March 31, 2024, and for the two-years then ended, incorporated by reference in this prospectus supplement and the accompanying base prospectus and elsewhere in the registration statement of which this prospectus supplement and the accompanying base prospectus forms a part, have been audited by Marcum LLP, an independent registered public accounting firm, in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying base prospectus is part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying base prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and the accompanying base prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement and the accompanying base prospectus is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement and the accompanying base prospectus.

We file annual and reports and other information with the SEC. Our SEC filings are available to the public at the SEC's website at www.sec.gov. Additional information about us is contained at our website, www.alphatoncapital.com. Information on our website is not incorporated by reference into this prospectus supplement and the accompanying base prospectus. We make available on our website our SEC filings as soon as reasonably practicable after those reports are filed with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" the information that we have filed with it, meaning we can disclose important information to you by referring you to those documents already on file with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying base prospectus except for any information that is superseded by other information that is included in this prospectus supplement and the accompanying base prospectus. This filing incorporates by reference the following documents, which we have previously filed with the SEC pursuant to the Exchange Act:

•	our Annual Report on Form 20-F for the fiscal year ended March 31, 2025, filed with the SEC on July 25, 2025;

•	our Reports on Form 6-K filed with the SEC on July 25, 2025, September 3, 2025, September 4, 2025, September 23, 2025, and September 25, 2025;

•	with respect to each offering of the securities under this prospectus supplement and the accompanying base prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering under this prospectus supplement and the accompanying base prospectus; and

•	The description of our ordinary shares contained in the Registration Statement on Form 8-A, filed with the SEC on February 18, 2021, including any further amendment or report filed hereafter for the purpose of updating such description.

As a foreign private issuer, we are exempt from the rules under Section 14 of the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and other provisions in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying base prospectus is delivered, on the written or oral request of such person, a copy of any or all of the reports or documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, but not delivered with this prospectus supplement and the accompanying base prospectus. Any request may be made by writing or telephoning us at the following address or telephone number:

S-25

Attention: Investor Relations c/o

AlphaTON Capital Corp

1111B S Governors Ave, Ste 25907

Dover, Delaware, 19904

(302) 219-5556

Any statement contained in this prospectus supplement, the accompanying base prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement and the accompanying base prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement.

S-26

PROSPECTUS

$40,000,000

PORTAGE BIOTECH INC.

Ordinary Shares

Warrants

Units

This prospectus relates to ordinary shares, warrants and units that we may sell from time to time in one or more offerings up to a total public offering price of $40,000,000 on terms to be determined at the time of sale. This prospectus only provides a general description of the offerings of these types of our securities.

Each time we offer and sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about such offering and the terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for the specific of our securities.

We may offer and sell the securities from time to time at fixed prices, at prevailing market prices or at negotiated prices, pursuant to one or more of the following methods: through agents, to or through underwriters, to or through broker-dealers, in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, directly to a limited number of purchasers or to a single purchaser, or through a combination of any of these methods. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters, dealers or agents and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See the section entitled “Plan of Distribution” in this prospectus for a more complete description of the ways in which the securities may be offered and sold.

Our ordinary shares are traded on the NASDAQ Stock Market under the symbol “PRTG.” On May 14, 2025, the closing price of an ordinary share on NASDAQ was $7.68.

Investing in our securities involves certain risks. investors should be aware that there are various other risks relating to the securities, the issuer and its subsidiaries, their business and their jurisdictions of operations which investors should familiarize themselves with before making an investment in the securities. See the section “Risk Factors” of this prospectus and in any prospectus supplement before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 14, 2025.

Table of Contents

We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and the accompanying prospectus supplement speaks only as of their respective dates and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

We are not making an offer to sell the securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

ABOUT THIS PROSPECTUS

You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” In this prospectus, unless otherwise indicated or unless the context otherwise requires: “we,” “us,” “our company,” “the company,” “our” or “Portage” refers to Portage Biotech Inc., a British Virgin Islands company, its predecessor entities and its wholly and partially owned subsidiaries; all references to “$,” “dollars” or “U.S. dollars” refer to the legal currency of the United States; all references to “£” and “pounds sterling” refer to the legal currency of the United Kingdom; all references to “€” or “euro” refer to the official currency of the European Union and the currency that is used in certain of its member states; and “shares” or “ordinary shares” refers to the authorized ordinary shares of Portage Biotech Inc., with no par value.

This prospectus is part of a shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell our ordinary shares, warrants to acquire ordinary shares, or units, and units comprising a combination of any of the foregoing from time to time, in one or more offerings, on a continuous or delayed basis. This prospectus only provides you with a summary description of these securities. Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any of the securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file annual and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You can inspect and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D. C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding issuers (www.sec.gov). Our web site is located at www.portagebiotech.com. The information contained on our web site is not part of this prospectus.

This prospectus “incorporates by reference” certain information that we have filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This means we are disclosing important information to you by referring you to those documents. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c) or 15(d) of the Exchange Act until the offering is terminated:

•	our Annual Report on Form 20-F for the fiscal year ended March 31, 2024, filed with the SEC on August 14, 2024;

•

our Reports on Form 6-K filed with the SEC on April 12, 2024, May 1, 2024, August 13, 2024, August 15, 2024, August 27, 2024, September 4, 2024, October 4, 2024, November 26, 2024, December 5, 2024, December 12, 2024, December 13, 2024, December 17, 2024, January 6, 2025, January 30, 2025, February 12, 2025, March 12, 2025, March 13, 2025, March 27, 2025 and April 28, 2025; and

•	with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering under this prospectus; and

•	The description of our ordinary shares contained in the Registration Statement on Form 8-A, filed with the SEC on February 18, 2021, including any further amendment or report filed hereafter for the purpose of updating such description.

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As a foreign private issuer, we are exempt from the rules under Section 14 of the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and other provisions in Section 16 of the Exchange Act.

We will provide, upon written or oral request, without charge to you, including any beneficial owner of our ordinary shares to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless those exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies in writing to us at Attention: Chief Financial Officer, c/o Portage Biotech Inc., 1111B S Governors Ave Ste 25907, Dover, Delaware 19904.

You should rely only on the information that we incorporate by reference or provide in this prospectus or any supplement or amendment hereto. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any supplement or amendment hereto is accurate as of any date other than the date of the document containing the information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus or incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “estimate,” “goal,” “anticipate,” “project” or other comparable terms. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties included in this prospectus under the caption “Risk Factors,” and those risks and uncertainties described in the documents incorporated by reference into this prospectus. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We further caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein or in the accompanying prospectus (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Risks and uncertainties that could cause actual results to vary from expected results expressed in our forward-looking statements include, but are not limited to:

•	our need for financing and our estimates regarding our capital requirements and future revenues and profitability;

•	our plans and ability to develop and commercialize product candidates and the timing of these development programs;

•	clinical development of our product candidates, including the timing for availability and release of results of current and future clinical trials;

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•	our expectations regarding regulatory communications, submissions or approvals;

•	the potential functionality, capabilities, benefits and risks of our product candidates as compared to others;

•	our maintenance and establishment of intellectual property rights in our product candidates;

•	our estimates of the size of the potential markets for our product candidates; and

•	our selection and licensing of product candidates.

The risks and uncertainties set forth above are not exhaustive and additional factors, including those identified in this prospectus under the heading “Risk Factors,” and factors described elsewhere in this prospectus and in other filings we periodically make with the SEC, including the other risks and uncertainties identified in Item 3.D. Risk Factors in our Annual Report on Form 20-F for the year ended March 31, 2024, could adversely affect our business and financial performance. Therefore, you should not rely unduly on any of these forward-looking statements. Forward-looking statements contained in this prospectus speak as of the date hereof and we do not undertake any obligation to update or revise any of these forward-looking statements, whether as a result of new information, future events and developments or otherwise, except as required by law.

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PROSPECTUS SUMMARY

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may from time to time, sell any combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered and risk factors specific to that offering.

We may add or modify in a prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated into this prospectus by reference. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described above under the heading “Where You Can Find More Information.”

When acquiring any securities discussed in this prospectus, you should rely on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. Neither we, nor any underwriters, dealers or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents. You should also carefully review the section entitled “Risk Factors,” which highlights certain risks associated with an investment in our securities, to determine whether an investment in our securities is appropriate for you.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider risk factors described in our Annual Report on Form 20-F for our fiscal year ended March 31, 2024 and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus, and any accompanying prospectus supplement and all other information contained in this prospectus and in any supplementary prospectus relating to the offering of any of our securities before purchasing any of our securities. Some statements in this prospectus, constitute forward-looking statements. Please refer to the section entitled “Forward-Looking Statements.”

The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

Changes to United States tariff and import/export regulations may have a material adverse effect on our business, financial condition and results of operations.

The United States has recently enacted and proposed to enact significant new tariffs. Additionally, President Trump has directed various federal agencies to further evaluate key aspects of U.S. trade policy and there has been ongoing discussion and commentary regarding potential significant changes to U.S. trade policies, treaties and tariffs. There continues to exist significant uncertainty about the future relationship between the U.S. and other countries with respect to such trade policies, treaties and tariffs. These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the U.S. Any of these factors could depress economic activity and restrict our access to suppliers or customers and have a material adverse effect on our business, financial condition and results of operations.

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Government Action on tariffs and research grants and other funding may impede our ability to conduct our research, conduct clinical trials and to raise capital.

Early 2025 federal government actions to impose tariffs and limit research grants and other funding, including funding universities and research enterprises, may cause disruption to our business. These actions include the imposition of tariffs and ending or restructuring government research funding generally or in conjunction with higher learning institutional funding. These government actions have been only recently implemented, therefore the full impact has yet to be realized by the Company. Nonetheless, (i) tariffs are likely to increase the cost of doing business and to make it more difficult to obtain items where imported equipment is required by our own activities and the activities of our collaborative and clinical research partners, and (ii) ending or reducing research funding is likely to make it more difficult to find collaborative research partners and to perform clinical studies to work with us on our research and clinical studies as government funding is an indirect support for our research and product development activities. We also believe that as research funding to our collaborative research partners is reduced or withdrawn, it will make raising capital for the Company more difficult, as investors will want to know if the Company will be able to use the proceeds with fully funded entities.

THE BUSINESS

Overview

We are a clinical stage immune-oncology company seeking to advance treatments we believe will be first-in-class therapies that target known checkpoint resistance pathways to improve long-term treatment response and quality of life in patients with invasive cancers.

We attempt to source and develop early-to mid-stage treatments that we believe will be first-in-class therapies for a variety of cancers, by funding, implementing viable, cost-effective product development strategies, clinical counsel/trial design, shared services, financial and project management to enable efficient, turnkey execution of commercially informed development plans. Our drug development focuses on product candidates or technologies based on biology addressing known resistance pathways/mechanisms of current checkpoint inhibitors with established scientific rationales.

In January 2024, due to funding deficiencies and uncertainty in obtaining new funding, the company decided to discontinue its sponsored trial for its the invariant natural killer T-cell (iNKT) program; in April 2024 it paused further patient accrual to its sponsored adenosine trial program (ADPORT-601 trial) for its potentially best-in-class adenosine antagonists PORT-6 (A2A inhibitor) and PORT-7 (A2B inhibitor). In December 2024, Mr. Alexander Pickett was appointed as Chief Executive Officer.

In December 2024, the Company announced a letter of intent by which it would option its induced Natural Killer T-cell (iNKT) agonist program to Immunova, LLC, a Connecticut-based biotechnology company. That letter of intent contemplated a definitive agreement that is currently being negotiated.

In January 2025, the company announced that it would seek to finance its adenosine receptor antagonist program through private investment into the subsidiary containing those assets, to be renamed Cyncado Therapeutics (“Cyncado”). Mr. Peter Molloy was appointed Chief Executive Officer of Cyncado to lead efforts to secure external financing directly into Cyncado and to advance the clinical development of its portfolio of A2A and A2B receptor antagonists. These therapeutics are distinguished by their potency, selectivity, and optimized binding characteristics, designed to enable robust and sustained inhibition of immune suppression signals in the tumor microenvironment. Developed for dual administration to maximize synergy and achieve a more comprehensive blockade of immune evasion pathways, these therapeutics aim to enhance the immune system's ability to mount a robust anti-tumor response. This approach has the potential to transform immuno-oncology and deliver innovative, well tolerated treatment options for patients. Cyncado is focused on advancing its clinical programs to achieve proof-of-concept data for its therapeutics, further establishing their potential as transformative treatments in oncology.

In March 2025, the company announced the resumption of patient enrollment in the fourth and final cohort of the dose escalation stage for PORT-6, a highly selective A2A antagonist, within its ADPORT-601 Phase 1b clinical trial. Portage had previously paused this trial due to funding concerns; this resumption of the trial underscores the encouraging findings observed in earlier cohorts. After the completion of the PORT-6 arm of the ADPORT-601 study, Portage will evaluate the continuation of the study into its PORT-7 (potent and selective A2B antagonist) and combination arms, on a segment-by-segment basis.

Advancing to this final dose escalation reaffirms Portage’s confidence in the safety and therapeutic potential of PORT-6, bringing the company closer to identifying an optimal dose range for further clinical development.

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In March 2025, the company separately announced the presentation of new preclinical data for PORT-7 (TT-4), a selective Adenosine A2B receptor inhibitor, generated by Dr. Luciano Mutti, Gruppo Italiano Mesotelioma e Oncologia Ambientale, at the 2025 European Lung Cancer Congress (ELCC), held in Paris, France March 26-29. The new data demonstrate both single agent activity for PORT-7, and a >90% inhibition of tumor growth when PORT-7 was combined with an anti-PD1 antibody in a murine model of mesothelioma. Mesothelioma is an aggressive cancer with limited treatment options in need of novel approaches to overcome immune resistance. To our knowledge, this is the first report of antitumor activity against mesothelioma using a selective A2B receptor inhibitor. Portage is making preparations to commence a first-in-human clinical trial with PORT-7.

At this time, the company has limited capital to fund the business of Cyncado. The company and management of Cyncado are exploring different funding alternatives, however, there is no assurance that there will be sufficient capital available, or available on satisfactory terms, to enable the business of Cyncado to progress.

The company also is exploring strategic alternatives, which may include finding a partner for one or more of its assets, a sale of the company, sale of identified assets, a merger, various corporate restructurings both in and out of court, a company wind down, further financing efforts or other strategic actions.

Corporate Information

We were originally incorporated in Ontario, Canada, on April 9, 1973. The company was inactive until 1985. Then between 1986 and 2012, the company was engaged in variety of businesses. During the period 1986 to 2012, the company went through several name changes ending with Bontan Corporation Inc. (Bontan).

In December 2012, the company decided to change the focus of its business activities, and in 2013, the company began its business focus within the biotechnology sector. On June 4, 2013, the company acquired Portage Pharma Ltd., a biotech private limited company formed under the laws of the British Virgin Islands, by an exchange of shares.

On July 5, 2013, the company changed its name to Portage Biotech Inc. and moved its jurisdiction from Ontario, Canada, to the British Virgin Islands (BVI) under a certificate of continuance issued by the Registrar of Corporate Affairs of the BVI.

The company now is a BVI business company limited by shares with its registered office located at Clarence Thomas Building, P.O. Box 4649, Road Town, Tortola, BVI. Its United States agent is Andrea Park, the Chief Financial Officer of the company, whose business address is 1111B S Governors Ave Ste 25907, Dover, Delaware 19904.

We currently are a foreign private issuer under the SEC rules. On February 25, 2021, our ordinary shares began trading on the Nasdaq Capital Market under the symbol “PRTG”. As the principal market for our ordinary shares is Nasdaq, we voluntarily delisted our ordinary shares from the Canadian Securities Exchange on April 23, 2021, where our ordinary shares had been trading.

During 2018 we acquired a majority interest in SalvaRx Group plc. In January 2019, we completed the acquisition of SalvaRx Group plc, which resulted in it becoming a wholly owned subsidiary. SalvaRx Group plc had full or partial ownership of four immune-oncology companies including iOx Therapeutics (“iOx”) that were developing nine product candidates. Since then, development of each of these candidates has been suspended.

On July 18, 2022, SalvaRx, entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with each of the minority shareholders of iOx (the “Sellers”) resulting in the acquisition of the outstanding non-controlling ownership interest (approximately 22%) of iOx, which had been developing our iNKT engager platform until we decided to pause further development earlier this year.

On July 1, 2022, we acquired Tarus Therapeutics, Inc., a Delaware corporation advancing adenosine receptor antagonists for the treatment of solid tumors. On March 1, 2023, we, through Tarus, entered into a clinical service agreement with a third-party service provider. The term of the agreement is through February 20, 2026 or the completion of provision of services and the payment of contractual obligations or until the agreement is terminated for any reason and without cause on giving ninety (90) days' prior written notice of termination.

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Reverse Stock Split

Our Board of Directors (the “Board”) approved a reverse stock split of our ordinary shares at a ratio of 1-for-20. Beginning with the opening of trading on August 15, 2024, our ordinary shares began trading on Nasdaq on a split-adjusted basis under the existing trading symbol “PRTG”.

The reverse stock split was implemented to increase the per share trading price of our ordinary shares for the purpose of ensuring a share price high enough to comply with the minimum $1.00 bid price requirement for continued listing on Nasdaq. The Company received notice from Nasdaq on August 30, 2024 informing the Company that it had regained compliance with the minimum $1.00 bid price requirement for continued listing on Nasdaq.

As a result of the reverse stock split, every twenty (20) pre-split ordinary shares were converted into one (1) post-split ordinary share. Any fractional shares resulting from the reverse stock split were rounded up to the nearest whole post-split ordinary share. The reverse stock split affected all shareholders uniformly and did not alter any shareholder's percentage interest in our ordinary shares, except for adjustments that may result from the treatment of fractional shares. All outstanding options and warrants entitling the holders to purchase our ordinary shares were adjusted as a result of the reverse stock split, in accordance with the terms of each such security. In addition, the number of ordinary shares reserved for future issuance pursuant to our equity incentive plan, as amended, was also appropriately adjusted. The number of authorized ordinary shares was not proportionately reduced because we have an unlimited number of authorized ordinary shares available for issuance, as permitted under the laws of the BVI.

The share and loss per share information in the income statements below have been retroactively adjusted to reflect the impact of the reverse stock split as if the stock split occurred at the beginning of the periods presented. The shares of ordinary shares authorized remained at an unlimited number of ordinary shares without par value.

The following table reflects the loss and share data used in the basic and diluted EPS calculations (U.S. Dollars in thousands, except per share amounts), as adjusted for the 1-for-20 reverse stock split:

	Years Ended March 31,
Numerator (in 000’$)	2024	2023
Net loss attributable to owners of the Company	$(75,339)	$(104,611)
Denominator (in 000’)
Weighted average number of shares – Basic and Diluted	968	806
Basic and diluted loss per share	$(77.83)	$(129.79)

Other Matters

The former CEO of the Company, Ian Walters, instituted a mediation pursuant to his prior services agreement with the Company alleging that the Company did not pay him severance payments that he alleges he was contractually entitled to. The Company denies any wrongdoing and maintains that his prior services agreement did not provide for severance in the event the agreement expired at the end of the term. The parties unsuccessfully mediated the dispute on May 8, 2025 and the Company expects a litigation to be filed against the Company in the coming weeks; in the event a motion is filed, the Company intends to defend itself vigorously against all charges.

Nasdaq Deficiency

On December 10, 2024, the company received written notice (the “Notice”) from The Nasdaq Stock Market, LLC (“Nasdaq”) indicating that it was not in compliance with the minimum shareholders’ equity requirement for continued listing on The Nasdaq Capital Market (the “Capital Market”) as set forth in Nasdaq Listing Rule 5550(b)(1) (the “Shareholders’ Equity Requirement”), because the shareholders’ equity of $695,000 as of September 30, 2024, as reported in the company’s Report on Form 6-K was below the required minimum of $2.5 million, and because as of the date of the Notice, the company did not meet either of the alternative continued listing standards for the Capital Market, relating to market value of listed securities of at least $35 million or net income from continuing operations of at least $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

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As indicated in the Notice, the Company had a period of 45 calendar days from the date of the Notice, or until January 24, 2025, to submit to Nasdaq a plan to regain compliance with the Shareholders’ Equity Requirement or achieve compliance with an alternative continued listing standard for the Capital Market (the “Compliance Plan”).

On January 29, 2025, the company completed the sale of 524,390 ordinary shares for aggregate proceeds of US$2,150,000, at a per share price of US$4.10 with two directors of the Company, Messrs. Gregory Bailey and James Mellon. The shares were sold in a private placement transaction pursuant to Regulation S, and were issued as restricted stock. The Company obtained a further extension period until June 9, 2025 to satisfy the Shareholders’ Equity Requirement. If the company does not make progress consistent with its plan to raise additional capital and satisfy the listing standards by that date, Nasdaq will initiate delisting proceedings as appropriate. At that time, the Company may appeal Nasdaq’s determination to a Hearings Panel.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended. As such, we are exempt from certain provisions applicable to U.S. domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;
•	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;
•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and
•	we and our officers, directors and significant shareholders owning 10% or more of our equity are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities offered hereby will be used for general corporate purposes and working capital requirements, which may include, among other things, the repayment or repurchase of debt obligations, redemption of outstanding equity securities and other capital expenditures. We may also use a portion of the net proceeds for licensing or acquiring intellectual property or technologies to incorporate into our products and product candidates or our research and development programs, capital expenditures, to fund possible investments in and acquisitions of complementary businesses or partnerships. We may also use the proceeds to fund strategic alternatives that we may pursue, such as a sale of the company, sale of assets, a merger, various corporate restructurings both in and out of court, a company wind down, further financing efforts or other strategic actions. We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures, and we have no current plans with respect to acquisitions, dispositions or restructurings as of the date of this prospectus. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in a variety of securities, including commercial paper, government and non-government debt securities and/or money market funds that invest in such securities.

DESCRIPTION OF THE ORDINARY SHARES WE MAY OFFER

The following description of our ordinary shares is only a summary. This description and the description contained in any prospectus supplement is subject to, and qualified in its entirety by reference to, our memorandum and articles of association, the memorandum and articles, each as amended from time to time, which has previously been filed with the SEC and in the Territory of the British Virgin Islands, pursuant to the BVI Business Companies Act (Revised Edition 2020), as amended (referred to as the “BVI Act”).

Share Capital

Pursuant to our Memorandum and Articles of Association, we are authorized to issue an unlimited number of ordinary shares of no-par value.

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Meetings of shareholders

If our shareholders want us to hold a meeting of shareholders of the company, they may requisition the directors to hold one upon the written request of shareholders entitled to exercise at least 10% of the voting rights in respect of the matter for which the meeting is requested. Under British Virgin Islands law, this 10% threshold may only be increased to a maximum of 30% and any such increase would require an amendment to the Memorandum and Articles of Association.

Subject to our Memorandum and Articles of Association, a meeting of shareholders of the company will be called by not less than ten days' written notice and no more than 60 days’ notice. Notice of every meeting of shareholders may be delivered electronically and will be given to all of our shareholders. However, the inadvertent failure of the convener or conveners of a meeting of shareholders to give notice of the meeting to a shareholder, or the fact that a shareholder has not received the notice, does not invalidate the meeting.

A meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy two or more shareholders entitled to vote at the meeting. The directors may decide to hold a meeting of shareholders as a physical meeting or a virtual meeting or a hybrid meeting as set out in more detail in the Memorandum and Articles of Association

Voting rights

Holders of our ordinary shares have identical rights, including dividend and liquidation rights, except as otherwise expressly provided in our Amended Memorandum and Articles of Association or required by applicable law. On any matter that is submitted to a vote of our shareholders, holders of our ordinary shares are entitled to one vote per ordinary share.

Under the BVI Act, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our register of members. Our register of members is maintained by our transfer agent, TSX Trust Company, which enters the names of our shareholders in our register of members. If (a) information that is required to be entered in the register of shareholders is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct us to pay all costs of the application and any damages the applicant may have sustained.

Subject to any rights or restrictions attached to any shares, at any general meeting on a show of hands every shareholder of record who is present in person (or, in the case of a shareholder being a corporation, by its duly authorized representative) or by proxy shall have one vote and on a poll every shareholder present in person (or, in the case of a shareholder being a corporation, by its duly appointed representative) or by proxy shall have one vote for each share which such shareholder is the holder. Voting at any meeting of the shareholders is by show of hands unless a poll is demanded. A poll may be demanded by shareholders present in person or by proxy if the shareholder disputes the outcome of the vote on a proposed resolution and the chairman shall cause a poll to be taken. In the case of a tie vote at a meeting of shareholders, the chairman shall be entitled to a second or casting vote.

No shareholder shall be entitled to vote or be reckoned in a quorum, in respect of any share, unless such shareholder is registered as our shareholder at the applicable record date for that meeting. Shareholders of record may also pass written resolutions without a meeting by a majority vote.

Protection of minority shareholders

Under the laws of the British Virgin Islands, there is little statutory law for the protection of minority shareholders other than the provisions of the BVI Act dealing with shareholder remedies. The principal protection under statutory law is that shareholders may bring an action to enforce the BVI Act or the constituent documents of the corporation, our Memorandum and Articles of Association. Shareholders are entitled to have our affairs conducted in accordance with the BVI Act and the Memorandum and Articles of Association. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the British Virgin Islands Court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the BVI Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands Court for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders

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There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law, since the common law of the British Virgin Islands is limited. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company's affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to British Virgin Islands law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of the BVI Act or the provisions of the company's Memorandum and Articles of Association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders, which are more limited than the rights afforded minority shareholders under the laws of many states in the U.S.

Pre-emption rights

British Virgin Islands law does not make a distinction between public and private companies and some of the protections and safeguards (such as statutory pre-emption rights) that investors may expect to find in relation to a public company are not provided for under British Virgin Islands law, save to the extent they are expressly provided for in the Memorandum and Articles of Association. There are no pre-emption rights applicable to the issuance of new shares by us under either British Virgin Islands law generally or our Memorandum and Articles of Association more specifically.

Modification of rights

As permitted by British Virgin Islands law, and our Memorandum and Articles of Association, we may vary the rights attached to our ordinary shares.

Transfer of shares

Subject to any applicable restrictions set forth in our Memorandum and Articles of Association, any of our shareholders may transfer all or any of his or her shares by a written instrument of transfer in the usual or common form or in any other form which our directors may approve. Shares may be held electronically and transferred electronically.

The registration of transfers may be suspended at such times and for such periods as the directors may from time to time determine. If the directors were to refuse (or suspend) a transfer, then the directors should provide the transferor and transferee with a notice providing their reasons for the suspension. The directors may refuse or delay the registration of a transfer of shares if the transferor has failed to pay amount due in respect of those shares.

Changes in authorized ordinary shares

By resolution of our directors we may (i) consolidate and divide all or any of our unissued authorized shares into shares of larger amount than our existing shares; (ii) sub-divide our existing ordinary shares, or any of them into shares of smaller amount than is fixed by our memorandum of association, subject nevertheless to the provisions of the BVI Act; or (iii) create new classes of shares with preferences to be determined by the board of directors at the time of authorization.

Dividends

Subject to the BVI Act and our Memorandum and Articles of Association, our directors may, by resolution, authorize a distribution to shareholders at such time and of such an amount as they think fit, if they are satisfied, on reasonable grounds, that, immediately after the distribution, we will satisfy the 'solvency test'. A company will satisfy the solvency test if (i) the value of the company's assets exceeds its liabilities; and (ii) the company is able to pay its debts as they fall due. Where a distribution is made to a shareholder at a time when the company did not, immediately after the distribution, satisfy the solvency test, it may be recovered by the company from the shareholder unless (i) the shareholder received the distribution in good faith and without knowledge of the company's failure to satisfy the solvency test; (ii) the shareholder has altered his position in reliance on the validity of the distribution; and (iii) it would be unfair to require repayment in full or at all.

Share repurchases

As permitted by the BVI Act and our Memorandum and Articles of Association, shares may be repurchased, redeemed or otherwise acquired by us provided that, immediately following the repurchase or redemption, we are satisfied we will pass the aforementioned solvency test.

We will require member consent before any share can be purchased, redeemed or otherwise acquired by us, save where such redemption is pursuant to certain statutory provisions, such as pursuant to section 179 of the BVI Act (redemption of minority shares) which allows for the holders of 90% or more of the votes to instruct the company to redeem the shares of the company held by the remaining shareholders.

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Liquidation rights

As permitted by British Virgin Islands law and our Memorandum and Articles of Association, a voluntary liquidator may be appointed under Part XII of the BVI Act if we satisfy the solvency test (as aforementioned save that it is satisfied if assets equal or exceed liabilities).

Board of directors

We are managed by a board of directors, which consisted of six directors at March 31, 2025. Our Memorandum and Articles of Association provide that the board of directors may be established by the board of directors up to a maximum of 15 members.

Our shareholders may, pursuant to our Memorandum and Articles of Association, by resolution of shareholders passed at a meeting of shareholders called for the purpose of removing the director or for purposes including the removal of the director or by a written resolution of shareholders at any time remove any director before the expiration of his or her period of office with or without cause, and may, pursuant to our Memorandum and Articles of Association, elect another person in his or her stead. Subject to our Memorandum and Articles of Association, the directors will have power at any time and from time to time to appoint any person to be a director, either as an addition to the existing directors or to fill a vacancy as long as the total number of directors (exclusive of alternate directors) does not at any time exceed the maximum number fixed by or in accordance with our Memorandum and Articles of Association (if any) and one third times the number of directors to have been elected at the last annual meeting of shareholders. Our Memorandum and Articles of Association do not permit directors to appoint alternate directors.

There are no share ownership qualifications for directors, unless otherwise decided by a resolution of shareholders. Meetings of our board of directors may be convened at any time deemed necessary by any of our directors.

Unless the quorum has been otherwise fixed by the board, a meeting of our board of directors will be competent to make lawful and binding decisions if a majority of the directors are present or represented. Unless there are only two directors, in which case, the quorum shall be two. At any meeting of our directors, each director present is entitled to one vote.

Questions arising at a meeting of our board of directors are required to be decided by simple majority votes of the directors' present or represented at the meeting. In the case of a tie vote, the chairman of the meeting shall not have a second or deciding vote. Our board of directors may also pass written resolutions without a meeting by a majority vote.

The remuneration to be paid to the directors shall be such remuneration as the directors or shareholders shall determine through a resolution.

Issuance of additional ordinary shares

Our Memorandum and Articles of Association authorize our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our Memorandum and Articles of Association authorize our board of directors from time to time to issue ordinary shares to the extent permitted by the BVI Act.

Changes in authorized shares

We are authorized to issue unlimited number of ordinary shares without par value, which will be subject to the same provisions with reference to the payment of calls, liens, transfers, transmissions, forfeitures and otherwise as the shares in issue. By resolution of directors we may:

•	consolidate and divide all or any of our unissued authorized shares into shares of a larger amount than our existing shares;

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•	sub-divide our existing ordinary shares, or any of them into shares of smaller amount than is fixed by our memorandum of association, subject nevertheless to the provisions of the BVI Act; and by resolution of shareholders we may

•	create new classes of shares with preferences to be determined by the board of directors at the time of authorization.

Inspection of books and records

Under British Virgin Islands law holders of our ordinary shares will be entitled, on giving written notice to us, to inspect and make copies or take extracts of our: (a) Memorandum and Articles of Association; (b) register of shareholders; (c) register of directors; and (d) minutes of meetings and resolutions of shareholders and those classes of shareholders of which he is a shareholder.

Subject to our Memorandum and Articles of Association, our board of directors may, if they are satisfied that it would be contrary to our interest to allow a shareholder to inspect any document, or part of a document as referenced above, refuse to permit the shareholder to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records. Where our directors exercise their powers in these circumstances, they shall notify the shareholder as soon as reasonably practicable.

Conflicts of interest

Pursuant to the BVI Act and the company's Memorandum and Articles of Association, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

•	vote on a matter relating to the transaction;

•	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

•	sign a document on behalf of the company or do any other thing in his capacity as a director, that relates to the transaction.

Anti-money laundering laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscribe for our ordinary shares. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business, the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (Revised Edition 2020) as amended. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

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Duties of directors

British Virgin Islands law provides that every director of the company in exercising his powers or performing his duties shall act honestly and in good faith and in what the director believes to be in the best interests of the company. Additionally, the director shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account the nature of the company, the nature of the decision and the position of the director and his responsibilities. In addition, British Virgin Islands law provides that a director shall exercise his powers as a director for a proper purpose and shall not act, or agree to the company acting, in a manner that contravenes British Virgin Islands law or the memorandum and articles of association of the company.

Anti-takeover provisions

The BVI Act does not prevent companies from adopting a wide range of defensive measures, such as staggered boards, blank check preferred shares, removal of directors only for cause and provisions that restrict the rights of shareholders to call meetings and submit shareholder proposals.

Voting rights and quorum requirements

Under British Virgin Islands law, the voting rights of shareholders are regulated by the company's Memorandum and Articles of Association and, in certain circumstances, the BVI Act. The articles of association will govern matters such as quorum for the transaction of business, rights of shares, and majority votes required to approve any action or resolution at a meeting of the shareholders or board of directors. Unless the articles of association otherwise provide, the requisite majority is usually a simple majority of votes cast. Under the Memorandum and Articles of Association, a resolution of shareholders requires a majority vote of those persons voting at a meeting or in the case of a written resolution of shareholders, the vote of a majority of the shareholders.

Mergers and similar arrangements

Under the BVI Act, two or more companies may merge or consolidate in accordance with the statutory provisions. A merger means the merging of two or more constituent companies into one of the constituent companies, and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation which must be authorized by a resolution approved, at a duly convened and constituted meeting of the shareholders of the Company, by the affirmative vote of a majority of those persons voting at a meeting or in the case of a written resolution of shareholders, the vote of a majority of the shareholders.

Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan or merger or consolidation contains any provision which, if proposed as an amendment to the memorandum of amended association and articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.

Shareholder suits

We are not aware of any reported class action or derivative action having been brought against the company in a British Virgin Islands court.

Under the BVI Act, if a company or a director of a company engages in, or proposes to engage in, conduct that contravenes the BVI Act or the memorandum of association or articles of the company, the BVI Court may, on the application of a shareholder or a director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in that conduct.

In addition, under the BVI Act, the BVI Court may, on the application of a shareholder of a company, grant leave to that shareholder to bring proceedings in the name and on behalf of that company or to intervene in proceedings to which the company is a party for the purpose of continuing, defending or discontinuing the proceedings on behalf of the company. In determining whether to grant leave for such derivative actions, the Court must take into account certain matters, including whether the shareholder is acting in good faith, whether the derivative action is in the interests of the company taking account of the views of the company's directors on commercial matters and whether an alternative remedy to the derivative claim is available.

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A shareholder of a company may bring an action against the company for breach of a duty owed by the company to him as a shareholder. The BVI Act also includes provisions for actions based on oppression, and for representative actions where the interests of the claimant are substantially the same as those of other shareholders.

Corporate governance

British Virgin Islands laws do not restrict transactions between a company and its directors, requiring only that directors exercise a duty to act honestly, in good faith and in what the directors believe to be in the best interests to the companies for which they serve.

Indemnification

British Virgin Islands law does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide for the indemnification of our directors (past and present) against all losses or liabilities incurred or sustained by a director as a director of our company in defending any proceedings, whether civil or criminal and this indemnity only applies if he or she acted honestly and in good faith with a view to our best interests and, with respect to any criminal action, he or she must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers or persons controlling us under the foregoing provisions, we have been advised that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

Staggered board of directors

The BVI Act does not contain statutory provisions that require staggered board arrangements for a British Virgin Islands company and our Memorandum and Articles of Association do not provide for a staggered board.

Differences in Corporate Law

The BVI Act differs from laws generally applicable to United States corporations and their shareholders. Set forth below is a brief summary of significant differences between the provisions of the BVI Act applicable to us and the laws applicable to companies incorporated in the United States. The discussion of the variations does not cover any requirements of a stock exchange, trading medium or any applicable securities laws.

Protection for Minority Shareholders.

Under the laws of most U.S. jurisdictions, majority and controlling shareholders of a company generally have certain "fiduciary" responsibilities to the minority shareholders. Corporate actions taken by majority and controlling shareholders which are unreasonable and materially detrimental to the interest of minority shareholders may be declared null and void. See above for a discussion of the BVI Act provision relating to the protection of minority shareholders. The availability and interpretation of minority shareholder rights under British Virgin Islands law may differ from the position in the United States, even in relation to laws which may appear to be analogous. Similarly, the exercise and enforcement of such rights may involve seeking remedies under foreign law before a court or tribunal outside the United States, where the procedure and outcome may differ from what might apply or eventuate in a court in the United States.

The BVI Act also provides that shareholders of the company owning 90% of the votes entitled to be voted may cause the company to redeem the shares held by the remaining shareholders.

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Powers of Directors.

The powers of directors under most US jurisdictions is similar to that of the BVI Act. Generally, the sale of the significant asset or combination of assets of a company requires the approval of the shareholders of a United States company. The directors of a British Virgin Islands company, subject in certain cases to the approval of the court (which will generally require shareholder approval), may implement the sale, transfer, exchange or disposition of any asset, property, part of the business, or securities of the company, if the board determines such transaction to be in the best interests of the company, its creditors, or its shareholders, with the exception that shareholder approval may be required for any sale, transfer, lease exchange or other disposition of more than 50% in value of the assets of the company other than in the usual or regular course of business of the company. The BVI Act, however, provides that the memorandum and articles of a company may exclude application of the above shareholder approval requirement for the disposition of 50% or more of the assets as set forth in Section 175 of the BVI Act. Our Memorandum and Articles of Association incorporates the exclusion; therefore our directors may act to sell or otherwise dispose of any or all the assets of the company without restriction and without complying with section 175 of the BVI Act.

Although our Memorandum and Articles of Association exclude the possibility of alternate directors, under the BVI Act, subject to the Memorandum and Articles of Association any director of the company may in writing appoint another person, who need not be a director, to be his alternate, provided such person has consented in writing to be an alternate director. An alternate director has the same rights as the appointing director in relation to any director's meeting and any written resolution circulated for written consent. Every such alternate director shall therefore be entitled to attend meetings in the absence of the director who appointed him and to vote in the place of the director and sign written consents. Where the alternate is a director he shall be entitled to have a separate vote on behalf of the director he is representing in addition to his own vote. A director may at any time in writing revoke the appointment of an alternate appointed by him. An alternate director may not be an officer of the company. The remuneration of an alternate director shall be payable out of the remuneration of the director appointing him and the proportion thereof shall be agreed between them. United States corporate laws does not provide for alternate directors.

Conflict of Interests.

Similar to the laws of most United States jurisdictions, under the BVI Act when a director becomes aware of the fact that he has an interest in a transaction which the company is to enter into, he must disclose it to the board. With sufficient disclosure of the interest in relation to that transaction, the director who is interested in a transaction entered into or to be entered into by us may (i) vote on a matter relating to the transaction; (ii) attend a meeting of directors at which a matter relating to the transaction arises and be included in the quorum; and (iii) sign a document on behalf of the company, or do any other thing in his capacity as a director, that relates to the transaction. If there is required disclosure by a director, which is not made, then the transaction is voidable by the company, unless the transaction is one that is an ordinary course transaction of the company.

Written Consent and Cumulative Voting.

Similar to the laws of most U.S. jurisdictions, under the British Virgin Islands law, shareholders are permitted to approve matters by way of written resolution in place of a formal meeting.

Under corporate law in United States jurisdictions, the certificate of incorporation may provide for cumulative voting in an election of directors. The BVI Act does not make a specific reference to cumulative voting, and our current Memorandum and Articles of Association have no provisions authorizing cumulative voting.

Independent Directors.

Similar to corporate law in Untied States jurisdictions, there is no requirement for a majority, or for that matter any, of the directors of the company to be independent under British Virgin Islands law. The regulations of a securities exchange on which securities of a company are listed often require independent directors.

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Forfeiture of Shares.

Although we intend to only sell our shares upon receipt of the full purchase price, if shares are not fully paid, then under our Memorandum and Articles of Association and the BVI Act any shares that are not fully paid are subject to forfeiture. The company has the right to demand full payment at any time, upon notice served on the shareholder stating the time and amount due, and advising the shareholder that if the payment is not made then the shares will be forfeited and cancelled. Any funds paid in respect of shares which are subsequently forfeited is non-refundable. Under United States corporate law, shares are usually required to be paid in full at the time of issuance.

Redemption and Treasury Shares.

Similar to the law of United States jurisdictions, a BVI company may purchase, redeem or otherwise acquire and hold its own shares in treasury or cancel them in such manner and upon such other terms as the directors may agree with the relevant shareholder(s). Also, similar to the law of Untied States jurisdictions, we may redeem our shares only with the consent of the shareholders whose shares are to be redeemed. The consent from the shareholders is not needed under the circumstances of the compulsory redemption, at the request of the shareholders holding 90% of the votes of the outstanding shares entitled to vote, of the remaining issued shares. Under the law of United States jurisdictions, shareholders with less than 10% (and in some cases 5%) of the outstanding shares may be forced to sell their shares to the company, upon a decision only of the board of directors.

Takeover Provisions.

The BVI Act does not provide anti-takeover measures, similar to some jurisdictions in the United States. Generally, our Memorandum and Articles of Association do not introduce anti- takeover measures. For example, we have shareholder action permitted by written consent, directors may be removed with or without cause, and we do not have staggered board appointments. While we do not have any other class of equity authorized, which could have anti-takeover effect, we do have unlimited ordinary shares and could use them for an anti-takeover plan or action, such as a poison pill plan, which would have to be in place before a takeover offer is in contemplation, as, if not, the directors might be seen as exercising their powers for an improper purpose in trying to introduce such a measure.

Notwithstanding the foregoing, the company could consider and adopt anti-takeover measures. Some of these require an amendment to our Memorandum and Articles of Association, which would have to be approved by way of director and/or shareholder resolutions.

Shareholder's Access to Corporate Records.

Similar to the corporate laws in the United States, a shareholder is entitled, on giving written notice to the company, to inspect the company's (i) memorandum and articles of association; (ii) register of members; (iii) register of directors; and (iv) minutes of meetings and resolutions of members and of those classes of members of which he is a member. A shareholder is also entitled to copies of the records. Notwithstanding the foregoing, the directors may limit access to company records it is contrary to the company interests. However, where a shareholder is denied access to the company records, the shareholder may apply to the courts for an order to permit access and copying. In some jurisdictions in the United States, there has been limitations imposed on the scope of access to corporate records, and generally access is only for a legitimate purpose related to the position of being a shareholder.

Indemnification.

Similar to the corporate law in the United States, British Virgin Islands law does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our Memorandum and Articles of Association provide for the indemnification of our directors (past and present) against all losses or liabilities incurred or sustained by a director as a director of our company in defending any proceedings, whether civil or criminal and this indemnity only applies if he or she acted honestly and in good faith with a view to our best interests and, with respect to any criminal action, he or she must have had no reasonable cause to believe his or her conduct was unlawful.

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We may purchase and maintain insurance in relation to any person who is or was a director, or who at the request of the company is or was serving as a director of, or in any other capacity is or was acting for another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability.

Mergers and Similar Arrangements.

The BVI Act provides for the merger and other combination arrangements for companies. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation which must be authorized by a resolution of shareholders.

While a director may vote on a merger or consolidation even if he has a financial interest in the plan of merger of consolidation, in order for the resolution to be valid and the transaction not voidable, the interest must have been disclosed to the board forthwith upon him becoming aware of such interest. The transaction will not be voidable if the shareholders approve it.

Shareholders not otherwise entitled to vote on a merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision which, if proposed as an amendment to the memorandum or articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.

The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive cash, debt obligations or other securities of the surviving or consolidated company, or other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration.

After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands.

A shareholder may dissent from a mandatory redemption of his shares, an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) and a consolidation. A shareholder properly exercising his dissenter rights is entitled to payment of the fair value of their shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must within 20 days give notice of this fact to each shareholder who gave written objection, and to each shareholder who did not receive notice of the meeting. Such shareholders then have 20 days to give to the company their written election in the form specified by the BVI Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder.

Upon giving notice of his election to dissent, a shareholder ceases to have any rights of a shareholder except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding the dissent.

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Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price that the company determines to represent fair value. The company and the shareholder then have 30 days to agree upon the price. If the company and the shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day before the shareholders approved the transaction without taking into account any change in value as a result of the transaction.

Shareholders' Suits.

Similar to the corporate laws in the United States, the BVI Act permits derivative actions against its directors. However, the circumstances under which such actions may be brought, and the procedures and defenses available under British Virgin Islands law may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders of a company incorporated and/or existing in the United States.

The British Virgin Islands does not have provision for "class actions." It does however provide for "representative action", whereby a representative may be appointed to represent parties with the same interest. In such cases those parties will typically be bound by any decision in the proceedings. The BVI Act specifically provides for the process by which a claim may be brought "derivatively" on behalf of a company by one of its shareholders. Importantly, proceedings may not be brought by a shareholder without leave of the court. The courts of the British Virgin Islands may, on the application of a shareholder of a company, grant leave to that shareholder to bring proceedings in the name and on behalf of that company, or intervene in proceedings to which the company is a party for the purpose of continuing, defending or discontinuing the proceedings on behalf of the company. In determining whether to grant leave, the High Court of the British Virgin Islands must take into account (i) whether the shareholder is acting in good faith, (ii) whether the derivative action is in the interests of the company taking account of the views of the company's directors on commercial matters, (iii) whether the proceedings are likely to succeed, (iv) the costs of the proceedings in relation to the relief likely to be obtained, and (v) whether an alternative remedy to the derivative claim is available.

Leave to bring or intervene in proceedings may be granted only if the High Court of the British Virgin Islands is satisfied that (i) the company does not intend to bring, diligently continue or defend, or discontinue the proceedings, as the case may be or (ii) it is in the interests of the company that the conduct of the proceedings should not be left to the directors or to the determination of the shareholders as a whole.

Any member of a company may apply to the British Virgin Islands Court under the Insolvency Act (Revised Edition 2020) as amended for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

Anti-Takeover Effect of Authorized but Unissued Ordinary Shares

The BVI Act does not require shareholder approval for any issuance of our ordinary shares. The ordinary shares that may be issued under our Memorandum and Articles of Association may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. One of the effects of the existence of unissued and unreserved ordinary shares may be to enable our board of directors to sell shares to persons friendly to current management, for such consideration, in form and amount, as is acceptable to the board of directors, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive shareholders of opportunities to sell their ordinary shares at prices higher than prevailing market prices.

The BVI Act does not make a specific reference to cumulative voting, and our current Memorandum and Articles of Association have no provisions authorizing cumulative voting.

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DESCRIPTION OF WARRANTS WE MAY OFFER

The following description of warrants is only a summary. This description is subject to, and qualified in its entirety by reference to, the provisions of the applicable warrant agreement.

We may issue warrants for the purchase of ordinary shares or units. Warrants may be issued independently or together with ordinary shares or units and may be attached to or separate from any other offered securities. Any issuance of warrants will be governed by the terms of the applicable form of warrant and any related warrant agreement, which we will file as an exhibit to our registration statement at or before the time we issue any warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;
•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;
•	the price at which the securities purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

Each warrant will entitle its holder to purchase the number of ordinary shares or units at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.

Prior to the exercise of any warrants to purchase ordinary shares or units, holders of the warrants will not have any of the rights as holders of the ordinary shares or units purchasable upon exercise.

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DESCRIPTION OF UNITS WE MAY OFFER

We may issue units consisting of a combination of two or more of any offered securities, at a single price or at a separate price for each security included in the unit. The securities offered may be issued separately or may be evidenced by a separate unit certificate, which may or may not trade separately. The terms and conditions governing the issuance of any units, including the form and content of any certificate evidencing the units, will be described in detail in the prospectus supplement to be filed in connection with the offering of such units.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

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Sale Through Underwriters or Dealers

If underwriters are used in the sale of our securities, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

If 5% or more of the net proceeds of any offering of our securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters, dealers or agents would be involved. The securities may also be sold through agents, legally permitted to act as securities agents, designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Underwriter, Dealer or Agent Discounts and Commissions

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers as their agents in connection with the sale of securities, provided they are legally permitted to receive compensation for transactions in securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The maximum commission or discount to be received by any underwriter, dealer or agent will not be greater than eight percent (8%) of the maximum gross proceeds of the securities that may be sold under this prospectus. In order to pay any commissions or discounts or other fees, the underwriter, dealer or agent will be required to be registered with appropriate agencies and legally permitted to receive a commission, discount or fee in connection with the sale of securities in all relevant jurisdictions.

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Indemnification

Agents, underwriters and dealers may be entitled to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange or in another trading medium. Any underwriters or other agents that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter or dealer may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters and dealers to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters or dealers may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

The underwriters, dealers or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters, dealers or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters, dealers or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters, dealers or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

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Exchange Requirements

If the class of securities, or derivative securities based on those securities, that is being sold are listed on an exchange, the company may be required to make an application to the exchange for listing of additional securities, and the issuance may be subject to limitations set forth in the listing rules.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The material United States Federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities. Information about certain tax issues related to owning our securities is set forth in our Annual Report on Form 20-F for the fiscal year ended March 31, 2020 and incorporated by reference herein, which will be amended by subsequently filed Annual Reports on Form 20-F and any prospectus supplement that discusses such matters.

BRITISH VIRGIN ISLANDS TAXATION

The following is a discussion on certain British Virgin Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under British Virgin Islands law.

Under Existing British Virgin Islands Laws

The Government of the British Virgin Islands does not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon our Company or our security holders who are not tax resident in the British Virgin Islands.

Our company and all distributions, interest and other amounts paid by our company to persons who are not tax resident in the British Virgin Islands will not be subject to any income, withholding or capital gains taxes in the British Virgin Islands, with respect to the shares in our company owned by them and dividends received on such shares, nor will they be subject to any estate or inheritance taxes in the British Virgin Islands.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not tax resident in the British Virgin Islands with respect to any shares or other securities of our company.

Except to the extent that we have any interest in real property in the British Virgin Islands, all instruments relating to transactions in respect of the shares or other securities of our company and all instruments relating to other transactions relating to the business of our company are exempt from the payment of stamp duty in the British Virgin Islands.

There are currently no withholding taxes or exchange control regulations in the British Virgin Islands applicable to our company or our security holders.

BVI DATA PROTECTION

The Data Protection Act, 2021 (the “BVI DPA”) establishes a framework of rights and duties designed to safeguard individuals’ personal data, balanced against the need of public authorities, businesses and organizations to collect and use personal data for lawful purposes. The BVI DPA is centred around seven data protection principles (the General Principle, the Notice and Choice Principle, the Disclosure Principle, the Security Principle, the Retention Principle, the Data Protection Principle and the Access Principle) which require that:

•	personal data must not be processed without consent unless specific conditions are met and must not be transferred outside the British Virgin Islands, unless there is proof of adequate data protection safeguards or consent from the data subject;

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•	Where consent has been given to processing of personal data, the data subject may at any time withdraw his or her consent;
•	a data controller must inform a data subject of specific matters, for instance the purposes for which it is being collected and further processed;
•	personal data must not be disclosed for any purpose other than the purpose for which it was to be disclosed at the time of collection or a purpose directly related thereto or to any party other than a third party of a class previously notified to the data subject;
•	a data controller shall, when processing personal data, take practical steps to protect personal data from loss, misuse, modification, unauthorized or accidental access or disclosure, alteration or destruction;
•	personal data must not be kept for longer than is necessary for the purpose;
•	personal data must be accurate, complete, not misleading and kept up to date; and
•	a data subject must be given access to his or her own personal data and be able to correct that data where it is inaccurate, incomplete, misleading or not up to date, except where a request for such access or correction is refused under the BVI DPA.

The BVI DPA imposes specific obligations on data controllers, including the duty to (i) apply the data protection principles; and (ii) respond in a timely fashion to requests from data subjects in relation to their personal data.

The Information Commissioner is the regulator responsible for the proper functioning and enforcement of the BVI DPA. Offences under the BVI DPA include:

•	processing sensitive personal data in contravention of the BVI DPA;
•	willfully obstructing the Information Commissioner or an authorized officer in the conduct of his or her duties and functions;
•	willfully disclosing personal information in contravention of the BVI DPA; and
•	collecting, storing or disposing of personal information in a manner that contravenes the BVI DPA.

Offences committed under the BVI DPA may result in fines (up to US$500,000 in certain cases) or imprisonment. Further, a data subject who suffers damage or distress as a result of their data being processed in contravention of the DPA may institute civil proceedings in the British Virgin Islands courts.

TRANSFER AGENT

The transfer agent for our ordinary shares is TSX Trust Company, 100 Adelaide St W, Suite 301, Toronto, ON M5H 4H1 Canada, Tel: 416-361-0930.

The company’s registered agent in the British Virgin Islands is FH Corporate Services Ltd., Clarence Thomas Building, P.O. Box 4649, Road Town, Tortola, BVI.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby, including the validity of the securities, and British Virgin Islands law will be passed upon for us by Forbes Hare, Road Town, Tortola, British Virgin Islands.

EXPERTS

The consolidated financial statements of the Company, appearing in its Form 20-F Annual Report filed with the SEC on August 14, 2024, for the fiscal years ended March 31, 2024 and 2023, have been audited by Marcum LLP, an independent registered public accounting firm, as stated in its report appearing therein. The audited consolidated financial statements are incorporated hereby by reference in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the British Virgin Islands. There may be perceived disadvantages for investors that accompany incorporation in the British Virgin Islands, which may include the facts that the British Virgin Islands has a less developed body of securities laws as compared to the United States providing significantly less protection to investors.

Our organizational documents do not contain provisions requiring disputes be submitted to arbitration, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders. Therefore, actions in these controversies will have to be heard in formal court forums, which may be more costly and less flexible, and laws, interpretations and precedent may or may not be consistent or available.

An important part of our operations is conducted and a significant portion of our assets is located outside the United States. Some of our directors and officers are nationals or residents of jurisdictions other than the United States, and some or all of their assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to bring an original action against us or those persons in a British Virgin Islands or other court in the event that a shareholder believes that his or her rights have been infringed under the United States federal securities laws or otherwise. It may also be difficult for a shareholder to enforce in United States courts judgments obtained in United States courts based on the civil liability provisions of the United States federal securities laws against us and our officers and directors, some of whom are not residents of the United States and whose assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the British Virgin Islands would recognize or enforce judgments of United States courts against us or those persons predicated upon the civil liability provisions of the securities laws of the United States or any state. There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. It is uncertain whether British Virgin Islands courts would be competent to hear original actions brought in the British Virgin Islands against us or those persons predicated upon the securities laws of the United States or any state.

Our corporate affairs are governed by our memorandum and articles and by the Companies Law and common law of the British Virgin Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands and the relevant company law, court procedures and other relevant regulation. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the British Virgin Islands has no securities laws as compared to the United States, and provides less protection to investors in many instances. In addition, British Virgin Islands companies may not have standing to initiate a shareholder derivative action before the federal courts of the United States.

As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation incorporated and operating in a jurisdiction in the United States.

Forbes Hare, our counsel as to British Virgin Islands law, have advised us that there is uncertainty as to whether the courts of the British Virgin Islands would:

(i)          recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

(ii)          entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

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Forbes Hare, has further advised us that the United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of United States courts in civil and commercial matters and that a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the United States federal securities laws, would not be automatically enforceable in the British Virgin Islands. We have also been advised that any final and conclusive monetary judgment for a definite sum obtained against the company in United States federal or state courts would be treated by the courts of the British Virgin Islands as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary provided that:

(i)	the United States federal or state court had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

(ii)	the judgment given by the United States federal or state court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations;

(iii)	the judgment was not procured by fraud;

(iv)	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

(v)	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

A British Virgin Islands court may impose civil liability on us or our directors or officers in a suit brought in the courts of the British Virgin Islands against us or these persons with respect to a violation of United States federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under British Virgin Islands law.

We have appointed Andrea Park, the company Chief Financial Officer, as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States.

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AlphaTON Capital Corp

Up to $18,473,482

Ordinary Shares

PROSPECTUS SUPPLEMENT

Chardan

October 8, 2025